SECOND AMENDED AND RESTATED
ARTICLES OF PARTNERSHIP IN COMMENDAM

OF

BROOKHAVEN APARTMENTS PARTNERSHIP,
A LOUISIANA PARTNERSHIP IN COMMENDAM

By and Among

COMMUNITY SUPPORT PROGRAMS, INC.
as the Managing General Partner

and

M. RIEMER CALHOUN, JR.
as the Fiscal Partner

and

T.F. MANAGEMENT, INC.
as the Withdrawing Original Limited Partner

and

BOSTON CAPITAL TAX CREDIT FUND, IV, L.P.
(SERIES 26)
as the Investment Limited Partner

and

BCTC 94, INC.
as the Special Limited Partner

Dated as of February 1, 1997






BROOKHAVEN APARTMENTS PARTNERSHIP,
A LOUISIANA PARTNERSHIP IN COMMENDAM


TABLE OF CONTENTS

    Page

ARTICLE I Defined Terms 4
ARTICLE II Name and Business 15
2.1 Name; Continuation  15
2.2 Office and Resident Agent     15
2.3 Purpose   16
2.4  Term and Dissolution    16
ARTICLE III Mortgage, Refinancing and Disposition of Property   16
ARTICLE IV Partners     17
4.1 General Partners    17
4.2 Investment Limited Partner, Special Limited Partner and Original
Limited Partner    17
4.3 Liability of the Limited Partners  17
4.4 Special Rights of the Investment Limited Partner and the Special
Limited Partner    17
4.5 Meetings  19
ARTICLE V Capital Contributions of the Investment Limited Partner and the Special Limited Partner 19
5.1 Payments  19
5.2 Return of Capital Contributions    22
ARTICLE VI Rights, Powers and Duties of General Partners   24
6.1 Authorized Acts     24
6.2 Restrictions on Authority     25
6.3 Personal Services   26
6.4 Business Management and Control; Tax Matters Partner   26
6.5 Special Duties of the Managing General Partner    26
6.6 [Intentionally Deleted]  27
6.7 Special Duties of the Fiscal Partner    27
6.8 Duties and Obligations   28
6.9 Representations and Warranties     29
6.10 Liability on the Permanent Mortgage    32
6.11 Indemnification of the General Partners     32
6.12 Indemnification of the Partnership and the Limited Partners     33
6.13 Operating Deficits 34
6.14 Obligation to Complete the Construction of the Apartment Complex     34
6.15 Certain Payments to the General Partners and Others   35
6.16 Assignment to Partnership    36
ARTICLE VII Withdrawal of a General Partner; New General Partners    36
7.1 Withdrawal     36
7.2 Obligation to Continue   37
7.3 Withdrawal of All General Partners 37
7.4 Interest of General Partner After Permitted Withdrawal 37
7.5 Admission of Additional General Partner(s) under Certain Circumstances
38
ARTICLE VIII Transferability of Limited Partner Interests  38
8.1 Assignments    38
8.2 Substituted Limited Partner   38
8.3 Restrictions   39
ARTICLE IX Borrowings   39
ARTICLE X Profits, Losses, Tax Credits, Distributions and Capital Accounts
39
10.1 Capital and Capital Accounts 39
10.2 Profits, Losses and Tax Credits   40
10.3 Cash Distributions Prior to Dissolution     41
10.4 Distributions Upon Dissolution    42
10.5 Special Provisions 43
10.6 Authority of the General Partners to Vary Allocations to Preserve and Protect the Partners' Intent 46
ARTICLE XI Management Agent  47
ARTICLE XII Books and Records, Accounting, Tax Elections, Etc   48
12.1 Books and Records  48
12.2 Bank Accounts 48
12.3 Auditors 48
12.4 Cost Recovery and Elections  49
12.5 Special Basis Adjustments    49
12.6 Fiscal Year   49
12.7 Information to Partners 49
12.8 Expenses of the Partnership  52
ARTICLE XIII General Provisions   52
13.1 Restrictions by Reason of Section 708 of the Code     52
13.2 Amendments to Certificate    52
13.3 Notices  53
13.4 Word Meanings 53
13.5 Binding Effect     53
13.6 Applicable Law     53
13.7 Counterparts  53
13.8 Financing Regulations   53
13.9 Separability of Provisions   54
13.10 Paragraph Titles  54
13.11 Amendment Procedure    54
13.12 Extraordinary Limited Partner Expenses     54
13.13 Time of Admission 54




BROOKHAVEN APARTMENTS PARTNERSHIP,
A LOUISIANA PARTNERSHIP IN COMMENDAM

SECOND AMENDED AND RESTATED
ARTICLES OF PARTNERSHIP IN COMMENDAM

Preliminary Statement

    Brookhaven Apartments Partnership, A Louisiana Partnership In Commendam (the "Partnership"), was formed as a Louisiana partnership in commendam pursuant to an Articles of Partnership In Commendam dated December 15, 1995 (the "Original Agreement"), by and among M. Riemer Calhoun, Jr., as the general partner (the "Original General Partner") and T.F. Management, Inc., as the limited partner (the "Withdrawing Original Limited Partner"). The Original Agreement was filed and registered in the Filing Office on December 15, 1995 (as so filed, the "Original Certificate"). The Original Agreement was thereafter amended by the First Amended and Restated Articles of Partnership In Commendam dated June 7, 1996 and filed with the Filing Office on June 7, 1996, whereby Community Support Programs, Inc. was admitted as the Partnership's Managing General Partner and M. Riemer Calhoun, Jr. was designated as the Partnership's Fiscal Partner. Certain capitalized terms used herein shall have the respective meanings specified in Article I.

The parties hereto now desire to enter into this Second Amended and Restated Articles of Partnership In Commendam to: (i) continue the Partnership; (ii) admit Boston Capital Tax Credit Fund IV, L.P., a Delaware limited partnership (specifically Series 26 thereof), to the Partnership as its Investment Limited Partner; (iii) admit BCTC 94, Inc., a Delaware corporation, as Special Limited Partner; (iv) acknowledge the withdrawal of the Withdrawing Original Limited Partner; (v) reassign the Interests in the Partnership; and (vi) set forth all of the provisions governing the Partnership and the Partners herein.

In consideration of mutual agreements set forth herein, it is agreed and certified, and the Original Agreement and the Original Certificate are hereby amended and restated in their entireties, as follows:

ARTICLE I     Defined Terms

    The following defined terms used in this Agreement shall have the meanings specified below:

    Act means Article 2801 et seq. of the Louisiana Civil Code and Louisiana Revised Statutes 93401, et. seq. as amended from time to time.

    Actual Credit means, with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Investment Limited Partner for such year. The Actual Credit for a year shall be retroactively revised if the amount of Tax Credit properly allocable to the Investment Limited Partner for such year is revised after audit or recaptured.

    Additional Limited Partner means any holder of an Interest designated as an Additional Limited Partner pursuant to Section 4.4(b) or Section 7.4.

    Admission Date means the first date on which all parties hereto shall have executed this Agreement, or, if, pursuant to the Louisiana Civil Code, the Investment Limited Partner shall not be deemed admitted to the Partnership on such date, then the next date thereafter on which the Investment Limited Partner shall be deemed to be admitted to the Partnership under the Louisiana Civil Code.

Affiliate means (A) as to the Investment Limited Partner or Boston
Capital; (i) such Person; (ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii); (iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or
(ii); or (v) any other Person (a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who is an officer of, director of, partner in or trustee of, or serves in a similar capacity, (c) who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of such Person of which such Person is directly the owner of ten percent (10%) or more of any class of securities, (d) who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting securities or beneficial interests of any Person referred to in the foregoing clauses (v)(a), (v)(b) or
(v)(c) or (e) who, whatever his title, performs functions for such Person or any Affiliate of such Person similar to a Chairman or member of the Board of Directors, or executive officer such as the President, Executive Vice President or Senior Vice President, Corporate Secretary, or Treasurer, or any Person holding a five percent (5%) or more equity interest in such Person, or any Person having the power to direct or cause the direction of such Person whether through the ownership of voting securities, by contract or otherwise; and (B) as to any other named Person or Persons (i) such Person; (ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii); (iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person(a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who owns or controls ten percent (10%) or more of the outstanding voting securities of such Person, (c) of which ten percent (10%) or more of the outstanding voting securities is owned by such Person or any of the Persons referred to in the foregoing clauses (i) through
(iii), (d) who is an officer, director, partner or trustee of such Person, or
(e) for which such Person acts in the capacity of the officer, partner or trustee of such Person, or (e) for which such Person acts in the capacity of the officer, director, partner or trustee. An affiliate of the Investment limited Partner does not include a Person who is a partner in a partnership or joint venture with the Investment Limited Partner or any other Affiliate of the Investment Limited Partner if such Person is not otherwise an Affiliate of the Investment Limited Partner. For the purposes of this definition, the term Affiliate shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Investment Limited Partner or any Affiliate.

Agency means, as applicable, the Credit Agency and/or any other governmental agency having jurisdiction over the particular matter to which reference is being made.

Agency Regulatory Agreement means the HOME Affordable Rental Housing Program Regulatory Agreement between the Agency and the Partnership.

Agreement means this Second Amended and Restated Articles of Partnership In Commendam, including Schedule A, as amended from time to time.

    Apartment Complex means the real property located in Shreveport, Caddo Parish, Louisiana, as more fully described in the Mortgages, together with
(i) all buildings and other improvements constructed or to be constructed thereon and (ii) all furnishings, equipment, fixtures and personal property covered by the Mortgages, known or to be known as Brookhaven Apartments.

    Applicable Federal Rate means the "applicable federal rate" as defined in Section 1274(d) of the Code.

    Applicable Percentage has the meaning given to it in Section 42(b) of the Code.

    Asset Management Fee means the fee payable to BCCLP or an Affiliate thereof pursuant to Section 6.15(c).

    Auditors means Coles, Evans & Peterson, or such other firm of independent certified public accountants as may be engaged by the General Partners with the consent of the Special Limited Partner for the purposes of preparing the Partnership income tax returns, auditing the books and records of the Partnership and certifying financial reports of the Partnership.

    BCCLP means Boston Capital Communications Limited Partnership, a Massachusetts limited partnership, and its successors and assigns.

    Boston Capital means Boston Capital Partners, Inc., a Massachusetts corporation, and its successors and assigns.

    Breakeven Confirmation means the date upon which each of the Limited Partners receives a copy of the federal income tax return of the Partnership for the Partnership fiscal year in which the Breakeven Point shall have occurred, evidencing to the satisfaction of the Special Limited Partner that the Breakeven Point occurred in such year.

    Breakeven Point means thirty (30) days after the first time at which, as certified by the Fiscal Partner to the Limited Partners in writing together with a statement fully disclosing the basis therefor and the manner of calculation thereof, there have been three (3) consecutive full calendar months of Partnership operations occurring after the later to occur of (i) the Admission Date or (ii) Permanent Mortgage Commencement, during which Revenues for each of such months shall have exceeded all the Partnership's expenses for such month on an accrual basis (including, but not limited to, (a) all operational costs and expenses, (b) all items payable in connection with any Mortgage, and (c) the funding of any reserves required by any Lender or Agency and/or pursuant to the terms of this Agreement), except for depreciation, amortization and other non-cash charges, distributions of Cash Flow and Capital Transaction proceeds to the Partners and the fees payable pursuant to this Agreement. If free rent or other rental concessions shall have been granted to tenants, the calculation of income pursuant to the preceding sentence shall be adjusted so that the effect of such concessions is amortized equally over the term of all leases (excluding renewal periods) to which it applies. For purposes of the foregoing, expenses shall (i) include monthly payments of principal and interest in the amount specified in any Mortgage regardless of any forbearance thereof, (ii) include a ratable portion of the annual amount (as estimated by the Fiscal Partner) of those seasonal expenses (such as utilities and maintenance expenses) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, and (iii) be adjusted, if necessary, so that the expenses of real estate taxes and insurance are based on the General Partners' reasonable estimate of the full assessed value of the Apartment Complex after completion of construction.

    Capital Account has the meaning specified in Section 10.1(b).

    Capital Contribution means the total value of cash or property contri-buted and agreed to be contributed to the Partnership by each Partner, as shown in Schedule A. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner for the Interest of such then Partner.

    Capital Transaction means any transaction the proceeds of which are not includable in determining Cash Flow, including, without limitation, the sale or other disposition of all or substantially all of the assets of the Partnership, casualty where any insurance proceeds are not to be used for reconstruction, condemnation or refinancing of the Apartment Complex, but excluding the payment of Capital Contributions.

    Carryover Certification means the date upon which the Limited Partners shall have received, in a form and in substance satisfactory to the Special Limited Partner, the certification of the Auditors that as of a date no later than December 31, 1996, the Partnership had owned land or depreciable property constituting part of the Apartment Complex and had incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1998, so that each building in the Apartment Complex constitutes a "qualified building" for the purposes of Section 42(h)(1)(E)(ii) of the Code.*

    Cash Flow means, with respect to any fiscal year of the Partnership, or any other applicable period, from and after the Commencement Date, subject to any applicable Agency requirements (a) all Revenues received by the Partnership during such period plus (b) any amounts which the General Partners, with the prior written consent of each Lender or Agency whose consent may be required and the Consent of the Investment Limited Partner, release from any Partnership reserve account as no longer being necessary to be held as part of such reserve account, less (i) operating expenses of the Partnership paid from Revenues during the applicable period, (ii) all cash payments made from Revenues during such period to discharge interest and/or principal obligations of Partnership indebtedness, and (iii) all amounts from Revenues, if any, added to Partnership reserves during such period; provided, however, that in no event will the deductions in determining Cash Flow pursuant to clauses (i) and (ii) above include payments made on account of the Asset Management Fee, the Partnership Management Fee or Subordinated Loans. Cash Flow Shall be determined separately for each fiscal year and shall not be cumulative.

    Certificate means the Original Certificate as amended from time to time (including any amendment thereto effected by or in connection with this Agreement).

    Class Contribution means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investment Limited Partner, the Special Limited Partner or any Additional Limited Partner).

    Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations (permanent and temporary) issued thereunder. References herein to any Code section shall include any successor provisions.

    Commencement Date means the first day of the month in which the Admission Date occurs.

    Competitive Real Estate Commission means that real estate or brokerage commission paid for the purchase or sale of the Apartment Complex or other Partnership property which is reasonable, customary and competitive in light of the size, type and location of the Apartment Complex or other property.

    Completion Date means the latest of (a) the date upon which the Apartment Complex has been completed as evidenced by the issuance by the inspecting architect and by each governmental agency having jurisdiction of certificates of substantial completion or occupancy (or local equivalents) with respect to all apartment units in the Apartment Complex and (b) the Partnership shall have obtained and furnished to the Investment Limited Partner all due diligence documentation with respect to the construction and development of the Apartment Complex (which documentation shall be satisfactory in form and content to the Investment Limited Partner in its sole discretion), including without limitation (i) an estoppel letter from each of the Lenders stating that the Mortgages are in full force and effect and no defaults have occurred thereunder (provided, however, that if an estoppel letter is not obtainable from the City of Shreveport notwithstanding the best efforts of the General Partners, then the Investment Limited Partner shall be provided with such certification and other evidence as it may request to the effect that the Permanent Second Mortgage is in full force and effect and no defaults have occurred thereunder), and (ii) a letter from the contractor stating all amounts due to it pursuant to the construction contract and otherwise in connection with the construction and development of the Apartment Complex have been paid in full and the Partnership is not in default under said construction contract (or, instead of such payoff letter, submission to the Investment Limited Partner of other evidence demonstrating the truth of said payoff letter statements).

    Compliance Period means the fifteen (15)-year period commencing with the first year of the Credit Period.

    Consent of the Investment Limited Partner means the prior written consent or approval of the Investment Limited Partner.

    Construction and Development Fee means the fee described in Section
6.15(b).

    Construction Lender means the Bank One, Louisiana, National Association, in its capacity as holder of the Construction Mortgage, or its successors or assigns in such capacity.

    Construction Mortgage means the financing for the construction of the Apartment Complex provided by the Construction Lender in a principal amount of up to $1,091,650.

    Construction Mortgage Closing means the first date upon which (i) the Partnership shall have received all necessary governmental and other permits and approvals for the construction and operation of the Apartment Complex in accordance with the plans and specifications therefor and (ii) the Construction Mortgage shall have closed and the initial draw thereunder shall have been disbursed.

Construction Permitting Date means the first date upon which the Partnership shall have received all necessary governmental and other permits and approvals for the construction and operation of the Apartment Complex in accordance with the plans and specifications therefor.*

    Controlling Person has the meaning given to it in the context of Section 15 of the Securities Act of 1933, as amended.

    Cost Certification means the date upon which each Limited Partner shall have received the written certification of the Auditors, in a form and in substance satisfactory to the Special Limited Partner, as to the itemized amounts of the construction and development costs of the Apartment Complex and the Eligible Basis and Applicable Percentage pertaining to each building in the Apartment Complex.

    Credit Agency means the Louisiana Housing Finance Agency.

    Credit Period has the meaning given to it in Section 42(f)(1) of the Code.

    Credit Recovery Loan means a constructive interest-bearing advance of the Investment Limited Partner, as more fully described in Section 5.1(g). Credit Recovery Loans and interest thereon shall not be treated as loans or interest, respectively, for accounting, tax or liability purposes or for the purposes of Section 6.2(1). For the purposes of Article X, the term Credit Recovery Loan shall not include any portion of such an advance which shall have theretofore been paid to the Investment Limited Partner.

    Credit Shortfall has the meaning given to it in Section 5.1(g).

    Developer's Overhead Reimbursement means the reimbursement to the General Partners described in Section 6.12(e).

    Disposition (including the forms Dispose and Disposing) means, as to a Limited Partner, the assignment, sale, transfer, exchange or other disposition of all or any part of its Interest.

    Economic Risk of Loss has the meaning set forth in Treasury Regulation
Section 1.752-2.

    89-12 Requirements means the net worth requirement set forth in Internal Revenue Procedure 89-12, which procedure describes the prerequisites to the issuance with respect to a limited partnership, assuming that each general partner of such limited partnership is a corporation by the Service of an advance ruling that such limited partnership lacks the corporate characteristics of limited liability.

    Eligible Basis has the meaning given to it in Section 42(d) of the Code.

    Entity means any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

    Event of Bankruptcy means with respect to any Person,

    (i) the entry of a decree or order for relief by a court having jurisdiction in respect of such Person or in respect of any Controlling Person of such Person in a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or of any Controlling Person of such Person or for any substantial part of such Person's property or of the property of any Controlling Person of such Person, or the issuance of an order for the winding-up or liquidation of such Person's affairs or the affairs of any Controlling Person of such Person and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, or

    (ii) the commencement by such Person or by any Controlling
Person of such Person of a proceeding seeking any decree, order or appointment referred to in clause (i), the consent by such Person or by any Controlling Person of such Person to any such decree, order or the appointment, or taking of any action by such Person or by any Controlling Person of such Person in furtherance of any of the foregoing.

    Filing Office means the Office of the Secretary  of the State.

Fiscal Partner means M. Riemer Calhoun, Jr., as Fiscal Partner hereunder together with his permitted successors and assigns in such capacity.

    General Partners means the Persons designated as General Partners in Schedule A and any Persons who become General Partners as provided herein, in their capacities as general partners of the Partnership. At any and all times where there is only one General Partner, the term General Partners shall mean such sole General Partner.

    Hazardous Material has the collective meanings given to the terms "hazardous material", "hazardous substances" and "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and to the term "radioactive materials" in the context of the Atomic Energy Act, 28 U.S.C. Sec. 2344, and also includes any meanings given to such terms in any similar state or local statutes, ordinances, regulations or by-laws. In addition, the term Hazardous Material also includes oil and any other substance known to be hazardous.

    HUD means the United States Department of Housing and Urban
Development.

    Immediate Family means with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law.

    Incentive Management Fee has the meaning specified in Article XIE.

    Initial 100% Occupancy Date means the first date upon which not less than 100% of the 35 apartment units in the Apartment Complex shall have been leased to and physically occupied by Qualified Tenants.

    Installment means an installment of the Investment Limited Partner's Capital Contribution paid or payable to the Partnership pursuant to
Section 5.1.

    Interest means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

    Invested Amount means (i) as to the Investment Limited Partner, an amount equal to the quotient of (a) the paid-in Capital Contribution of the Investment Limited Partner, divided by (b) 0.759% and (ii) as to any other Partner, an amount equal to its Capital Contribution.

Investment General Partners means C&M Associates d/b/a Boston Capital Associates, a Massachusetts general partnership, and Boston Capital Partners Corporation, a Massachusetts corporation in their capacities as the general partners of the Investment Limited Partner, and any other Persons who may become successor or additional general partners of the Investment Limited Partner.

Investment Limited Partner means Boston Capital Tax Credit Fund IV,
L.P., a Delaware limited partnership (specifically Series 26 thereof), and any Person or Persons who replace it as Substituted Limited Partner, but shall not include any Special Limited Partner or Additional Limited Partner.

    Investment Partnership Agreement means the Amended and Restated Agreement of Limited Partnership of the Investment Limited Partner, as amended from time to time.

Lenders means the Construction Lender, Permanent First Lender and the Agency, each in their capacity as maker of a Mortgage loan, and their successors and assigns in such capacity.

    Limited Partners means the Investment Limited Partner, the Special Limited Partner and any Additional Limited Partner.

    Low-Income Apartment Units means the 35 units in the Project with respect to which the Partnership has agreed to comply with the requirements for the Tax Credit under Section 42 of the Code.

    Management Agent means the management and rental agent for the Apartment Complex.

    Management Agreement means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

    Management Fee means the Management Fee to which reference is made in
Article XI.A.

Managing General Partner means Community Support Programs, Inc. as
Managing General Partner hereunder, together with its permitted successors and assigns in such capacity.

Management Sub-Contract means the Agreement between Calhoun Property Management, Inc. and the Managing General Partner relating to certain management obligations and responsibilities of the Apartment Complex.

    Minimum Set-Aside Test means the set aside test selected by the Partnership pursuant to Section 42(g) of the Code whereby at least 40% of the units in the Apartment Complex must be occupied by individuals with incomes equal to 60% or less of area median income, as adjusted for family size.

    Mortgage means the mortgage indebtedness of the Partnership to a Lender, the Permanent First Lender and the Agency; where the context admits, Mortgages shall mean the Construction Mortgage and include the mortgage notes evidencing such indebtedness, the mortgage or deed of trust and security agreements securing such indebtedness, the loan agreements and all other documentation related thereto which evidence and secure such indebtedness, including any Agency documentation related thereto.

    Original Agreement has the meaning specified in the Preliminary
Statement.

    Original Certificate has the meaning specified in the Preliminary
Statement.

    Partner means any General Partner or Limited Partner.

    Partner Non-Recourse Debt means any Partnership liability (a) that is considered non-recourse under Treasury Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (b) for which any Partner or Related Person bears the Economic Risk of Loss.

    Partner Non-Recourse Debt Minimum Gain means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury Regulation Sections 1.704-2(d) and 1.704-2(g)(3).

    Partnership means the limited partnership continued pursuant to this Agreement.

    Partnership Management Fee means the fee payable to the General Partners pursuant to the provisions of Section 6.15(a).

    Partnership Minimum Gain means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-2(d).

    Partnership Non-Recourse Liability means any Partnership liability (or portion thereof) for which no Partner or Related Person bears the Economic Risk of Loss.

Permanent Lenders mean, collectively, the Permanent First Lender, together with its successors and assigns in such capacity, and the Agency, together with its successors and assigns in such capacity.

Permanent First Lender means Bank One, Louisiana, National Association., in its capacity as maker and holder of the Permanent First Mortgage, together with its successors and assigns in such capacity.

Permanent First Mortgage means the permanent financing provided, or to be provided, by the Permanent First Lender for the Apartment Complex following the completion thereof in the initial principal amount of up of $471,650.

Permanent Mortgages means the Permanent First Mortgage and the Permanent Second Mortgage.

Permanent Second Mortgage means the permanent financing provided, or to be provided, by the City of Shreveport for the Apartment Complex following the completion thereof in the initial principal amount of up of $535,650

Permanent Mortgage Commencement means the first date on which all of the following shall have occurred: (a) the Completion Date; (b) the principal amount and maturity date of the Permanent Mortgages shall have been finally determined; and (c) amortization of the Permanent Mortgages shall have commenced.

Permanent Mortgage Commitment means the first date on which the Partnership receives the written commitment of the Permanent Lenders to make the Permanent Mortgages.

    Person means any individual or Entity.

    Project Documents means and includes all documents evidencing or relating to the Construction Mortgage and the Permanent Mortgages, the Management Agreement, the Agency Regulatory Agreement, all other instruments delivered to (or required by) the Construction Lender and/or the Permanent Lenders and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

    Projected Credit means $112,515 for 1997, $122,743 per annum for each of the years 1998 through 2006 (inclusive) and $10,229 for 2007; provided, however, that the Projected Credit for 2007 shall be reduced by the amount, if any, by which the Actual Credit for 1997 exceeds $112,515; and provided further that upon the occurrence of any of the events described in clauses
(i), (ii) and (iii) of Section 5.1(e), the Projected Credit shall thereafter be the Revised Projected Credit.

    Qualified Basis has the meaning given to it in Section 42(c) of the Code.

    Qualified Income Offset Item means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made
(a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or (c) pursuant to Regulation
Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

    Qualified Tenant means a tenant (i) with income not exceeding that permitted by the Minimum Set-Aside Test who leases a Low-Income Apartment Unit in the Apartment Complex at a rent which satisfies the Rent Restriction Test and (ii) complying with any other requirements imposed by the Project Documents.

    Related Person means a Person related to a Partner within the meaning of Treasury Regulation Section 1.752-4(b).

    Rent Restriction Test means the test pursuant to Section 42 of the Code whereby the gross rent (as defined therein) charged to tenants of the Low-Income Apartment Units may not exceed thirty per cent (30%) of the qualifying income levels.

    Rental Achievement means the thirtieth (30th) day after the first date on at which, as certified by the General Partners, there shall have previously occurred a period of three (3) consecutive full calendar months of Partnership operations (all of which months occurring after the later the Admission Date or Permanent Mortgage Commencement), during each of which months (x) the Net Operating Income for such month divided by (y) all debt service and other payments required to be made on all Mortgages during such month (regardless of any forbearance thereof) equaled or exceeded 115%. "Net Operating Income" for a period shall be the excess of (a) the Revenues for such period, over (b) all of the Partnership's expenses for such period on an accrual basis. For purposes of the foregoing clause (b), expenses shall
(i) include, but not limited to, all operational costs and expenses, adjusted to include a ratable portion of the annual amount (as reasonably estimated by the General Partners) of those seasonal expenses (such as utilities and maintenance expenses) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, (ii) include the funding of any reserves required by any Lender, Agency and/or pursuant to the terms of this Agreement, (iii) be adjusted, if necessary, so that the expenses of real estate taxes and insurance are based on the General Partners' reasonable estimate of the full assessed value and the full replacement cost, respectively, of the Apartment Complex after completion of construction, and (iv) exclude all Mortgage payments referred to in clause (y) above, depreciation, distributions of Cash Flow and Capital Transaction proceeds to the Partners and the fees payable pursuant to this Agreement other than the Asset Management Fee.

    Rental Achievement Confirmation means the date upon which each of the Limited Partners receives (a) a copy of the federal income tax return of the Partnership and (b) the financial reports to be provided pursuant to Section 12.7(a)(i), in each case for the Partnership fiscal year in which Rental Achievement shall have occurred, evidencing to the satisfaction of the Special Limited Partner that Rental Achievement occurred in such year.

    Revenues means all cash receipts (actually received) of the Partnership during a specified period of time, including rental assistance payments, operating subsidies and the proceeds of rental interruption insurance receipts, but excluding the proceeds of Capital Contributions, the proceeds of the sale or other disposition of Partnership assets, liquidation proceeds, loan or refinancing proceeds, casualty proceeds, condemnation or eminent domain proceeds. Any net rental income applied to complete the construction of the Apartment Complex pursuant to Section 6.11 prior to the later of the Admission Date or Permanent Mortgage Commencement shall not be included when determining Revenues. For the purposes of computing Revenues, rental receipts shall not include pre-paid rent and, if attributable to Low-Income Apartment Units, shall be included only if attributable to Qualified Tenants.

    Revised Projected Credit has the meaning given to it in Section 5.1(e).

    Sales Disposition Fee has the meaning given to it in Section 6.15(d).

    Schedule A means Schedule A to this Agreement, as amended from time to time.

    Service means the Internal Revenue Service.

    Site has the meaning given to it in the Federal Comprehensive
Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

    Special Limited Partner means BCTC 94, Inc., a Massachusetts corporation, and any Person who becomes a Special Limited Partner as provided herein, in its capacity as a special limited partner of the Partnership.

    State means the State of Louisiana.

    State Designation means the date upon which the Partnership receives the final allocation from the Credit Agency for the building(s) constituting the Apartment Complex in an annual dollar amount of not less than $123,983, as evidenced by the execution by or on behalf of said agency of Form(s) 8609. For the purposes of determining State Designation, each building in the Apartment Complex shall be treated as having received an allocation of Tax Credit in an amount equal to the lesser of (i) the amount of Tax Credit carryover allocation received from the Credit Agency as to such building or
(ii) the amount of Tax Credit set forth on the Form 8609 as to such building.

    Subordinated Loan means any loan made by the General Partners to the Partnership pursuant to Section 6.13.

    Substituted Limited Partner means any Person who is admitted to the Partnership as Limited Partner under Section 8.2 or acquires the Interest of a Limited Partner pursuant to Section 5.2.

    Tax Accountants means Reznick, Fedder & Silverman of Bethesda, Maryland or such other firms of independent certified public accountants as may be engaged by Boston Capital to review the Partnership income tax returns.

    Tax Credit means the low-income housing tax credit pursuant to
Section 42 of the Code.

    Tax Credit Set-Aside means the date upon which the Partnership receives a reservation, effective for the year 1996, in an annual dollar amount of not less than $123,983, which reservation shall not have expired or been revoked prior to the date on which the First Installment is paid.

    Vessel has the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

    Withdrawal (including the forms Withdraw, Withdrawing and Withdrawn) means, as to a General Partner, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution, liquidation, or voluntary or involuntary withdrawal or retirement from the Partnership for any reason, including whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement.
Withdrawal shall also mean the sale, assignment, transfer or encumbrance by a General Partner of its interest as a General Partner. A General Partner which is a corporation or partnership shall be deemed to have sold, assigned, transferred or encumbered its interest as a General Partner in the event (as a result of one or more transactions) of any sale, assignment or other transfer (but specifically excluding any transfer occurring pursuant to the laws of descent and distribution) or encumbrance of a controlling interest or the interest of a Controlling Person in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. For purposes of this definition of Withdrawal, "controlling interest" shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

    Withdrawing Original Limited Partner has the meaning specified in the Preliminary Statement.


ARTICLE II    Name and Business

    2.1  Name; Continuation

    The name of the Partnership is Brookhaven Apartments Partnership, A Louisiana Partnership in Commendam. The Partners agree to continue the Partnership which was formed pursuant to the provisions of the Louisiana Civil Code.

    2.2  Office and Resident Agent

    (a)  The principal office of the Partnership is:

907 Polk Street
PO Box 799
Mansfield, LA 71052

at which office there shall be maintained those records required by the Uniform Act to be kept by the Partnership.

    The Partnership may have such other or additional offices as the General Partners shall deem desirable. The General Partners may at any time change the location of the Partnership offices and shall give due notice thereof to the Limited Partners.

    (b) The resident agents in the State for the Partnership for service of process are as follows:

M. Riemer Calhoun, Jr.
907 Polk Street
P.O. Drawer 799
Mansfield, Louisiana 71052

or

Community Support Programs, Inc.
3811 Gilbert Avenue
Shreveport, Louisiana 71104

    2.3  Purpose

    The purpose of the Partnership is to acquire, hold, invest in, construct, develop, improve, maintain, operate, lease and otherwise deal with the Apartment Complex. The Partnership shall operate the Apartment Complex in accordance with any applicable Agency regulations and requirements. The Partnership shall not engage in any other business or activity.

    2.4  Term and Dissolution

    The Partnership shall continue in full force and effect until December 31, 2036, except that the Partnership shall be dissolved and its assets liquidated prior to such date upon:

    (a) The sale or other disposition of all or substantially all of the assets of the Partnership;

    (b) The Withdrawal of a General Partner if (i) the remaining General Partner(s), if any, shall fail to continue the business of the Partnership and reconstitute the Partnership as a successor limited partnership as provided in Section 7.2 and (ii) the Investment Limited Partner and the Special Limited Partner shall fail to exercise the right provided in Section 7.3;

    (c) The election to dissolve the Partnership made in writing by the General Partners with the Consent of the Investment Limited Partner and the approval (if required) of each applicable Agency;

    (d) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction; or

    (e) Any other event which causes the dissolution of the Partnership under the Act if the Partnership is not reconstituted pursuant to Section 7.2 or Section 7.3.

    Upon dissolution of the Partnership, the General Partners (or for purposes of this paragraph, their trustees, receivers or successors) shall cause the cancellation of the Certificate, liquidate the assets of the Partnership and apply and distribute the proceeds thereof in accordance with
Section 10.3. Notwithstanding the foregoing, if, during liquidation, the General Partners shall determine that an immediate sale of part or all of the Partnership's assets would be impermissible, impractical or cause undue loss to the Partners, the General Partners may defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy Partnership debts and obligations (other than Subordinated Loans).


ARTICLE III   Mortgage, Refinancing and Disposition of Property

    A. The Fiscal Partner and his Affiliates, jointly and severally, are hereby authorized to incur personal liability for the repayment of funds advanced by the Construction Lender (and interest thereon) pursuant to the Construction Mortgage. However, from and after Permanent Mortgage Commencement, neither any General Partner nor any Related Person shall at any time bear, nor shall the General Partners permit any other Partner or any Related Person to bear, the Economic Risk of Loss for the payment of any portion of any Mortgage.

    B. The Partnership may amend, modify, decrease, increase or refinance the Construction or Permanent Mortgages and may make any required transfer or conveyance of Partnership assets for security or mortgage purposes, provided, however, any such amendment, modification, decrease (except through the Permanent Mortgage amortization schedule anticipated at Permanent Mortgage Commencement), increase or refinancing of the Construction or Permanent Mortgages may be made by the Fiscal Partner only with the Consent of the Investment Limited Partner.

    C. The Partnership may sell, lease, exchange or otherwise transfer or convey all or any substantial part of the assets of the Partnership only with the Consent of the Investment Limited Partner. Notwithstanding the foregoing and except as set forth in Section 6.2(6), no Consent of the Investment Limited Partner shall be required for the leasing of apartments to tenants in the normal course of operations.

    D. The total compensation to all Persons for the sale of the Apartment Complex shall be limited to a Competitive Real Estate Commission, not to exceed three percent (3%) of the contract price for the sale of the Apartment Complex.


ARTICLE IV    Partners

    4.1  General Partners

    The name, address and Capital Contribution of each General Partner are
as set forth on Schedule A.   The Fiscal Partner shall make additional
Capital Contributions to the Partnership in an amount sufficient to enable the Partnership to pay any deferred portion of the Construction and Development Fee not paid by December 31, 2008.

    4.2 Investment Limited Partner, Special Limited Partner and Original Limited Partner

    The Original Limited Partner hereby withdraws as a limited partner of the Partnership and acknowledges that the Original Limited Partner no longer has any Interest in, or rights or claims against, the Partnership as a Limited Partner as of the Admission Date. The Investment Limited Partner and the Special Limited Partner are hereby admitted to the Partnership as the sole Limited Partners in substitution for the Original Limited Partner as of the Admission Date and agree to be bound by the terms and provisions of the Project Documents and this Agreement. The names and addresses of the Investment Limited Partner and the Special Limited Partner are as set forth on Schedule A. The General Partners shall have no authority to admit additional Limited Partners without the Consent of the Investment Limited Partner.

    4.3  Liability of the Limited Partners

    None of the Investment Limited Partner, the Special Limited Partner and any Person who becomes an Additional Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership and shall only be liable to pay their respective Capital Contributions as and when the same are due hereunder and under the Act.

    4.4 Special Rights of the Investment Limited Partner and the Special Limited Partner

    (a) Notwithstanding any other provision herein, to the extent the law of the State is not inconsistent, each of the Investment Limited Partner and the Special Limited Partner shall have the right, subject to the prior written consent of any Lender or Agency (if such consent is required) to:

    (i)  amend this Agreement in any particular;

    (ii) remove any General Partner and elect a new General Partner
(A) on the basis of the performance and discharge of any General Partner's obligations constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty, or (B) upon the occurrence of any of the following: (1) a General Partner shall have materially violated any provisions of any Project Document or other document required in connection with any Mortgage, or any provisions of any Agency regulations applicable to the Apartment Complex; (2) a General Partner shall have materially violated any provision of this Agreement, including, but not limited to, any obligation to fund any Partnership expense under Section 6.13, or a General Partner shall have materially violated any provision of applicable law; (3) any Mortgage shall have gone into default; (4) the termination of the Partnership for Federal income tax purpose; (5) the treatment of the Partnership for federal income tax purposes as an association taxable as a corporation; or
(6) the Partnership failing to pay on a timely basis any of its real estate or personal property tax obligations to any county. city, town or other local government;

    (iii) continue the business of the Partnership with a substitute General Partner; and

    (iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership.

    (b) Upon the removal of a General Partner, (i) without any further action by any Partner, the Special Limited Partner or its designee shall automatically become a General Partner and acquire in consideration of a cash payment of $100 such portion of the Interest of the removed General Partner as counsel to the Investment Limited Partnership shall determine is the minimum appropriate interest in order to assure the continued status of the Partnership as a partnership under the Code and under the Uniform Act, (ii) the remaining portion of the Interest of the removed General Partner shall automatically be converted to an equal Interest as an Additional Limited Partner, (iii) the Interest of the Special Limited Partner as the Special Limited Partner shall continue unaffected by the new status of the Special Limited Partner or its designee as a General Partner, and (iv) the new General Partner shall automatically be irrevocably delegated all of the powers and duties of the General Partners pursuant to Section 6.13. The Special Limited Partner or any successor General Partner proposed by the Special Limited Partner shall have the option, exercisable in its sole discretion, to acquire the Additional Limited Partner Interest, or any portion thereof, of any removed General Partner upon payment of the agreed or then present fair market value of such Interest or portion thereof. Any dispute as to the value of the Interest or portion thereof to be acquired pursuant to the immediately preceding sentence shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed General Partner, one chosen by the successor General Partner, and the third chosen by the two so chosen. The committee of appraisers shall meet in Shreveport, Louisiana, and the proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed General Partner and the Partnership. The method of payment to the removed General Partner shall be fair and must protect the solvency and liquidity of the Partnership. The method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than five (5) years with equal installments each year. In addition, upon removal, the Partnership must promptly pay to the removed General Partner all amounts then accrued and owing to the removed General Partner; provided, however, that notwithstanding the language of Section 6.15, Article X, Article XI and any other provision hereof, no removed General Partner or any Affiliate thereof shall be entitled to receive any fee, compensation or other remuneration from the Partnership, other than (i) the above-described payment for the Interest, or portion thereof, of the removed General Partner, and (ii) any such fee, compensation or other remuneration which had already been earned in full prior to the date of such removal. The Partnership is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any General Partner or Affiliate thereof in a manner inconsistent with the immediately preceding sentence unless the prior written consent of the Special Limited Partner shall have been obtained to such particular arrangement. The Partnership may offset against any payments to a General Partner removed under this
Section 4.4 any damages suffered by the Partnership as a result of any breach of the obligations of such General Partner hereunder. A General Partner so removed will not be liable as a general partner for any obligations of the Partnership incurred after the effective date of its removal. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effect the provisions of this Section 4.4 and to enable the new General Partner to manage the business of the Partnership.

    (c) In order to implement Section 4.4(a)(iv), the General Partners are hereby required, within five (5) days after their receipt of any offer to purchase the Apartment Complex or all of the Interests in the Partnership, to send a copy of such offer (or a written description of any such oral offer) to each of the Limited Partners. If, within thirty (30) days of its receipt of any such copy of such an offer, the Special Limited Partner shall send notice to the General Partners that the Special Limited Partner desires that the Partnership accept such offer, then the General Partners shall be required to accept such offer on behalf of the Partnership and proceed promptly to close such transaction unless otherwise instructed by the Special Limited Partner at any point prior to the closing of such transaction. To the extent, if any, that the Special Limited Partner shall determine, in its discretion, that the General Partners are not proceeding in a manner satisfactory to it with respect to any such offer or closing, each Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of the Partnership and any Partner as the Special Limited Partner may deem to be necessary or appropriate in order to effect the acceptance of and/or closing pursuant to any such offer in such a manner as the Special Limited Partner shall, in its discretion, determine to be satisfactory.

    4.5  Meetings

    The General Partners or Limited Partners holding more than ten per cent (10%) of the then outstanding Limited Partner Interests may call meetings of the Partnership for any matters for which the Limited Partners may vote as set forth in this Agreement. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available upon request to any Limited Partner or his representative at his cost. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less then fifteen (15) nor more than sixty (60) days after receipt of said request, at a time convenient to the Limited Partners. All meetings shall be held at the principal office of the Partnership.


ARTICLE V Capital Contributions of the Investment Limited Partner and the Special Limited Partner

    5.1  Payments

    (a) The Special Limited Partner's Capital Contribution shall be $10, payable in full in cash on the Admission Date. The Investment Limited Partner may deliver to the Partnership, on behalf of the Special Limited Partner, the Special Limited Partner's Capital Contribution. The Investment Limited Partner's Capital Contribution shall be paid in cash installments (the "Installments"), as follows:

    (1) $418,554 (the "First Installment") on the latest of (i) the Admission Date, (ii) Tax Credit Set-Aside, (iii) Construction Mortgage Closing, Permanent Mortgage Commitment or (iv) Carryover Certification;

    (2)  $190,252 (the "Second Installment") on the latest of
(i) the Completion Date, (ii) Cost Certification or (iii) State
Designation;

    (3) $114,151 (the "Third Installment") on the later of (i) the Initial 100% Occupancy Date, (ii) Permanent Mortgage Commencement,
(iii) receipt by the Limited Partners of a copy of the Partnership's owner's title insurance policy, as endorsed through Permanent Mortgage Commencement, with such policy, and endorsement in form and substance satisfactory to the Special Limited Partner, (iv) an opinion of counsel to the Partnership concerning the Permanent Mortgage, including the non-recourse nature thereof, satisfactory as to form, content and counsel to the Special Limited Partner and (v) Rental Achievement; and

    (4)  $38,050 (the "Fourth Installment") on Rental Achievement
Confirmation;

provided, however, that the Fiscal Partner shall give the Investment Limited Partner not less than twenty-one (21) days' written notice prior to the due date of each Installment subsequent to the First Installment.

    (b) The obligation of the Investment Limited Partner to pay each Installment is conditioned upon delivery by the Fiscal Partner to the Investment Limited Partner of a written certificate (the "Payment Certificate") stating that as of the date of such certificate (i) all the conditions to the payment of such Installment have been satisfied and
(ii) all representations and warranties of the Fiscal Partner contained in this Agreement are true and correct. Except as provided in the final sentence of this Section 5.1(b), acceptance by the Partnership of any Installment shall constitute a confirmation that, as of the date of payment, all such conditions are satisfied and all such representations and warranties are true and correct. In addition, the obligation of the Investment Limited Partner to pay the First Installment is also conditioned upon delivery by the Fiscal Partner to the Investment Limited Partner of (i) a legal opinion of independent counsel to the Partnership, which opinion must be satisfactory to the Investment Limited Partner as to form, content and identity of counsel and (ii) a photocopy of an owner's title insurance policy, or an endorsement thereto, issued to the Partnership with respect to the Apartment Complex with an effective date on or after the Admission Date, in an insured amount of not less than $1,768,408, from a title insurance company reasonably satisfactory to the Investment Limited Partner and evidencing the Partnership's ownership of the Apartment Complex subject only to such exclusions, exceptions, conditions and stipulations as shall be acceptable to the Investment Limited Partner, in its sole discretion. In no event shall any Installment become due until all of the conditions for all of the Installments listed prior to the Installment in question in Section 5.1(a) shall have been satisfied and all of such prior Installments shall have become due. Notwithstanding the foregoing, however, if at any time prior to the date when an Installment becomes due and payable, the Partnership has any unpaid items enumerated in the numbered clauses of the second sentence of Section 6.14 or an "Operating Deficit" (expenses in excess of revenues which the Fiscal Partner would be required to fund pursuant to Section 6.13), then the Investment Limited Partner may, at its option, waive the requirement of the delivery of the Payment Certificate or any other condition with respect to part or all of such Installment and pay such part or all of such Installment, provided that the proceeds of the amount so paid are used by the Partnership to fully fund such unpaid item and/or Operating Deficit; provided, however, that if the proceeds so paid are designated in this Agreement to be used to pay fee(s) or distributions to the Fiscal Partner of their Affiliates, then such proceeds shall be deemed to have first been paid to the Fiscal Partner or their Affiliates as such fees or distributions and then applied by the Fiscal Partner to fund such unpaid item and/or Operating Deficit as provided in said Sections 6.14 or 6.13, as the case may be.

    (c) The Payment Certificate for each Installment shall be dated and delivered not less than ten (10) nor more than thirty (30) days prior to the due date for such Installment.

    (d) If, as of the date when an Installment would otherwise be due, any statement required to be made in the Payment Certificate for such Installment cannot be truthfully made, the Fiscal Partner shall notify the Investment Limited Partner of the reason why such statement would be untrue if made, and the Investment Limited Partner shall not be required to pay such Installment; provided, however, that if (i) any such statement can subsequently be truthfully made and (ii) the Investment Limited Partner shall not have irrevocably lost, in the good faith judgment of the Investment General Partner, any material tax or other benefits hereunder, then the Investment Limited Partner shall pay such Installment to the Partnership thirty (30) days after delivery by the Fiscal Partner to the Investment Limited Partner of the Payment Certificate together with an explanation of the manner in which each such statement had become true.

    (e) In the event that (i) State Designation does not occur by March 31, 1998, or (ii) by March 31, 1997, the Limited Partners shall not have received a written certification of the Auditors in a form and in substance satisfactory for the purpose of achieving Cost Certification and indicating that the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is such that the Apartment Complex will be eligible to receive Tax Credit in an annual amount of at least $123,983, or (iii) at any time after the Completion Date the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is determined by the Auditors, the Tax Accountants or the Service to be such that the Apartment Complex will not be eligible to receive Tax Credit in an annual dollar amount of at least $122,983, then (a) the Fiscal Partner shall pay to the Investment Limited Partner an amount equal to 99% of the excess of $1,239,830 over (ii) the total amount of Tax Credit actually allocated or expected to be allocated to the Partnership over the entire Credit Period, and (b) the Projected Credit for each year shall thereafter be redefined to mean 99% of the annual amount of Tax Credit actually so allocated to the Partnership (the "Revised Projected Credit"). Any amount payable by the Fiscal Partner to the Investment Limited Partner pursuant to this Section 5.1(e) shall, at the option of the Investment Limited Partner, (i) be applied first to the Installment, if any, next due to be paid by the Investment Limited Partner, and any balance of such amount payable by the Fiscal Partner in excess of the amount of such Installment shall be applied to succeeding Installments, if any, and/or (ii) be paid in its entirety by the Fiscal Partner directly to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

    (f)  If with respect to any fiscal year commencing during the sixty
(60)-month period commencing on the later of (i) the Admission Date or (ii) the date on which the first building in the Apartment Complex is placed in service for the purposes of Section 42 of the Code (a "Reduction Year") the Actual Credit is or was less than the Projected Credit, then the Fiscal Partner shall pay to the Investment Limited Partner the Reduction Amount.
The Reduction Amount shall be equal to the sum of (A) 62% the excess of the Projected Credit for such year over the Actual Credit for such year, plus (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Limited Partner as a result of such shortfall, assuming that each limited partner in the Investment Limited Partner used all of the Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. The Auditors shall make their determination of the amount of the Actual Credit with respect to each Reduction Year within thirty (30) days following the end of such year but such amount shall be subject to later adjustment by the Auditors or by the Service in connection with an audit. The Investment Limited Partner shall be eligible to be paid a Reduction Amount as hereinabove described with respect to each Reduction Year and may receive multiple payments of Reduction Amounts in the event of multiple changes in the Actual Credit. Any Reduction Amount shall, at the option of the Investment Limited Partner, (i) first be applied to the Installment next due to be paid by the Investment Limited Partner, with any portion of such Reduction Amount in excess of the amount of such Installment then being applied to succeeding Installments, and/or (ii) be paid in its entirety by the General Partners directly to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

    (g) In the event that, for any reason, with respect to any fiscal year following the fiscal years referred to in Section 5.1(f), the amount of the Actual Credit shall be less than the Projected Credit (such difference being hereinafter referred to as a "Credit Shortfall"), the Investment Limited Partner shall be treated as having made a constructive advance to the Partnership (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Limited Partner as a result of the Credit Shortfall for such year, assuming that each limited partner in the Investment Partnership used all of the Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such constructive advances shall have been deemed to have been made under this Section 5.1(g) at 9% per annum. Credit Recovery Loans shall be payable by the Partnership as provided in Section 10.3(b), Clause Third.

    5.2  Return of Capital Contributions

    (a) Failure to Achieve Developmental and/or Tax Credit Benchmarks and Standards. If:

    (1) all of the Low-Income Apartment Units shall not have been placed in service by December 31, 1997 (or any later date fixed by the General Partners with the Consent of Investment Limited Partner), or

    (2)  by June 30, 1998 (or any later date fixed by the Fiscal
Partner with the Consent of the Investment Limited Partner) less than 35 apartment units in the Apartment Complex shall have been occupied by Qualified Tenants, or

    (3) Permanent Mortgage Commencement shall not have occurred prior to December 31, 1997 (or any later date fixed by the Fiscal
Partner with the Consent of the Investment Limited Partner), or

    (4) State Designation shall not have occurred by December 31, 1997 (or any later date fixed by the Fiscal Partner with the Consent of the Investment Limited Partner), or

    (5)  the Partnership shall fail to meet the Minimum Set-Aside
Test or the Rent Restriction Test by the close of the first year of the Credit Period and/or fails to continue to meet either of those Tests at any time during the sixty (60)-month period commencing on such date, or

    (6) prior to Permanent Mortgage Commencement, (a) foreclosure proceedings shall have commenced under the Construction Mortgage and such proceedings shall not have been dismissed within thirty (30) days,
(b) any of the commitments of any Lender or Agency to provide the Permanent Mortgage and/or any subsidy financing shall be terminated or withdrawn and not reinstated or replaced within sixty (60) days with terms equally or more favorable to the Investment Limited Partner or terms for which the Consent of the Investment Limited Partner and (if required) the approval of any Agency or other Lender shall have been obtained, or (c) the Construction Lender shall have irrevocably refused to make any further advances under the Construction Mortgage and such decision shall not have been reversed or the Construction Lender replaced within thirty (30) days, or

    (7) if by June 30, 1997 (or any later date fixed by the Fiscal Partner with the Consent of the Investment Limited Partner), the Investment Limited Partner shall not have received, in form and substance satisfactory to the Investment Limited Partner, the certification of the Auditors that as of a date no later than December 31, 1996, the Partnership had incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1998, so that each building in the Apartment Complex is a "qualified building" for the purposes of Section 42(h)(1)(E)(ii) of the Code, or

    (8) if at any time it shall be determined by the Service or by the Tax Accountants that as of December 31, 1996 the Partnership had not incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1998, or

    (9) if by December 31, 1997 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) Cost Certification shall not have occurred, or

    (10) if by December 30, 1998 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) Rental Achievement shall not have been achieved, or

    (11) the Fiscal Partner fail to make any advances necessary to fund payment of the Asset Management Fee pursuant to Section 6.13,

then the Fiscal Partner shall, within five (5) days of the occurrence thereof, send to the Investment Limited Partner and the Special Limited Partner notice of such event and of the Fiscal Partner's obligation to repurchase the Interests of the Investment Limited Partner and the Special Limited Partner by paying to the Investment Limited Partner and the Special Limited Partner an amount (the "Repurchase Amount") equal to each such Partner's Invested Amount minus the amount, if any, of such Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third-party costs, including, but not limited to, attorney's fees incurred by or on behalf of such Partner in implementing this Section 5.2(a) in the event the Investment Limited Partner and/or the Special Limited Partner requires such a repurchase. If either the Special Limited Partner or the Investment Limited Partner elects to require a repurchase of its Interest and the payment to it of an amount equal to its Repurchase Amount, it shall send notice thereof to the Partnership within thirty (30) days after the mailing date of the Fiscal Partner's notice, or at any time after the occurrence of any of the foregoing if the General Partners shall not have sent notice thereof, and the General Partners shall within ten
(10) days after the Partnership receives any such notice from a Partner requesting the purchase of its Interest repurchase the Interest of such Partner by paying to such Partner an amount equal to its Repurchase Amount.

    (b) Lender Disapproval. If any Lender and/or Agency shall disapprove, or fail to give any required approval of, the Investment Limited Partner and/or the Special Limited Partner as a Limited Partner hereunder within one hundred eighty (180) days of the Admission Date, then such Limited Partner shall, effective as of such time or such later time as may be selected by such Limited Partner (or such other time as may be specified by the Lender and/or Agency in its disapproval), at the option of such Limited Partner (if not directed by the Lender and/or Agency to withdraw), cease to be a Limited Partner. The Fiscal Partner shall, within ten (10) days of the effective date of such cessation, pay to such Limited Partner an amount equal to its Invested Amount minus the amount, if any, of such Limited Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third party costs, including, but not limited to attorney's fees, incurred by or on behalf of such Partner in implementing this Section 5.2(b).

    (c) Substitution and Indemnification. Upon the receipt by the Investment Limited Partner and/or the Special Limited Partner of the amount due to it pursuant to either Section 5.2(a) or Section 5.2(b), the Interest of such Partner shall terminate, and the Fiscal Partner shall indemnify and hold harmless such Partner from any losses, damages, and liabilities to which such Partner (as a result of its participation hereunder) may be subject.

    (d) Waiver of Repurchase Right. The Investment Limited Partner shall have the right to irrevocably waive its right to have its Interest repurchased pursuant to any clause or clauses of Section 5.2(a), or any portion thereof, at any time during which any of such rights shall be in effect. Such a waiver shall be exercised by delivery to the Fiscal Partner of a written notice stating that the rights being waived pursuant to any specified clause or clauses of Section 5.2(a), or any specified portion thereof, are thereby waived from that date forward.

    (e) Failure to Perform. If the Fiscal Partner shall fail to make on the due date therefor any payment required under Section 5.2(a) or Section 5.2(b), time being of the essence, then, in addition to all other remedies available for such failure, the Special Limited Partner shall have the rights set forth in Section 7.5.


ARTICLE VI    Rights, Powers and Duties of General Partners

    6.1  Authorized Acts

    Subject to Section 6.2, Section 6.3 and all other provisions of this Agreement, the General Partners for, in the name and on behalf of the Partnership, are hereby authorized to do the following in furtherance of the purposes of the Partnership:

    (1) To acquire by purchase, lease, exchange or otherwise any real or personal property;

    (2) To construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

    (3) To borrow money and issue evidences of indebtedness and to secure the same by mortgage, pledge or other lien on the Apartment Complex or any other assets of the Partnership;

    (4) To execute the Construction and Permanent Mortgages, the other Project Documents and all such other documents as the General Partners deem necessary or appropriate in connection with the acquisition, development and financing of the Apartment Complex;

    (5) To prepay in whole or in part, refinance or amend or modify the Construction and Permanent Mortgages or any other financing affecting the Apartment Complex;

    (6) To employ the Management Agent (which may be an Affiliate of the General Partners) and to pay reasonable compensation for its services;

    (7) To employ their respective Affiliates to perform services for, or sell goods to, the Partnership;

    (8) To execute contracts with the State or any subdivision or agency thereof or any other government agency to make apartments or tenants in the Apartment Complex eligible for any public-subsidy program;

    (9) To execute leases of some or all of the apartment units of the Apartment Complex to a public housing authority and/or to a non-profit corporation, cooperative or other non-profit Entity; and

    (10) To enter into any kind of activity and to perform and carry out contracts of any kind which may be lawfully carried on or performed by a partnership and to file all certificates and documents which may be required under the laws of the State.

    6.2  Restrictions on Authority

    Notwithstanding any other Section of this Agreement, the General Partners shall have no authority to perform any act in violation of applicable law, Agency or other government regulations, requirements of any Lender, or the Project Documents. In the event of any conflict between the terms of this Agreement and any applicable Agency or other government regulations or requirements of the Lender, the terms of such regulations or requirements shall govern. Neither shall the General Partners have any authority to do any of the following acts without the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner, and in the event that any General Partner violates any provision of this Section 6.2, the Special Limited Partner shall have the rights set forth in Section 7.5:

    (1) To have borrowings in excess of $10,000 in the aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans;

    (2) To borrow from the Partnership or commingle Partnership funds with funds of any other Person;

    (3) Following the Completion Date, to construct any new or replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Partnership fiscal year, except
(a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

    (4)  To acquire any real property in addition to the Apartment
Complex;

    (5) To increase, decrease (except through the amortization schedule provided for in the Permanent Mortgage), amend or modify the terms of or refinance the Construction or Permanent Mortgage;

    (6) To rent apartments in the Apartment Complex such that the Apartment Complex would not meet the requirements of the Minimum
Set-Aside Test or the Rent Restriction Test;

    (7) To sell, exchange or otherwise convey or transfer the Apartment Complex or all or any substantial part of the assets of the Partnership;

    (8)  To terminate any agreement with any Agency;

    (9) To cause the Partnership to commence a proceeding seeking any decree, relief, order or appointment in respect to the Partnership under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Partnership or for any substantial part of the Partnership's business or property, or to cause the Partnership to consent to any such decree, relief, order or appointment initiated by any Person other than the Partnership;

    (10) To amend the Construction Contract, except for change orders approved by the Lender;

    (11) To pledge or assign any of the Capital Contribution of the Investment Limited Partner or the proceeds thereof; or

    (12) To do any act required to be approved or ratified by all limited partners under the Act.

    6.3  Personal Services

    No General Partner or Affiliate thereof shall receive any salary or other direct or indirect compensation for any services or goods provided in connection with the Partnership or the Apartment Complex, except as may be specifically provided in Section 6.15 and Article XI or as to which the prior written consent of the Special Limited Partner shall have been obtained to the precise terms thereof prior to the commencement of such services or the
provision of such goods.   Any Partner may engage independently or with
others in other business ventures of every nature and description; neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom. Any and all contractual relationships between the Partnership and any General Partner or Affiliate thereof must (i) be cancelable upon sixty (60) days' notice from the Special Limited Partner and (ii) not provided for payments in excess of those determined by the Special Limited Partner to be reasonable. Any and all compensation received directly or indirectly by any General Partner or Affiliate thereof pursuant to any such relationship must be fully disclosed and specifically itemized in reports pursuant to Section 12.7.

    6.4  Business Management and Control; Tax Matters Partner

    Subject to the provisions of this Agreement, the General Partners shall have the exclusive right to control the business of the Partnership. The Investment Limited Partner shall have no right to take part in the management or control of the business of the Partnership or to transact any business in the name of the Partnership. No provision of this Agreement which makes the Consent of the Investment Limited Partner a condition for the effectiveness of an action taken by the General Partners is intended, and no such provision shall be construed, to give the Investment Limited Partner any participation in the control of the Partnership business. Each of the Special Limited Partner and the Investment Limited Partner hereby consents to the exercise by the General Partners of the powers conferred on them by law and this Agreement, and the General Partners agree to exercise control of the business of the Partnership only in accordance with the provisions of this Agreement. Notwithstanding the foregoing, in no event may the provisions of this Section
6.4 be invoked by any General Partner or by any other Person as a defense against or as an impediment to the ability of the Investment Limited Partner or the Special Limited Partner to take any action hereunder. All Partners hereby agree that the Fiscal Partner shall serve as the "Tax Matters Partner." In the case of litigation, the Tax Matters Partner is required to file suit in the United States Tax Court unless the Consent of the Investment Limited Partner is obtained to file suit in the United States Claims Court or the United States District Court. Nothing herein shall be construed to restrict the Partnership from engaging the Auditors to assist the Tax Matters Partner in discharging his duties hereunder.

    6.5  Special Duties of the Managing General Partner

    The Managing General Partner is delegated the following non-exclusive roles and responsibilities:

         (i) selection of a site manager with the consent of the Fiscal Partner, which shall not be unreasonably withheld;

         (ii) selection of the caretaker or maintenance person, with the consent of the Fiscal Partner, which shall not be unreasonably withheld;

         (iii)     marketing of the Apartment Complex units;

         (iv) tenant eligibility certification;

         (v)  tenant leasing policies;

         (vi) rent collection procedures; and

         (vii) tenant participation programs and tenant/management relations, procedures, arbitrations and evictions.

    6.6  [Intentionally Deleted]

    6.7  Special Duties of the Fiscal Partner

    (a) The Fiscal Partner is delegated the following non-exclusive roles and responsibilities:

         (i) to prepare and file timely on behalf of the Partnership all necessary tax returns and other financial reports and other information relevant to the financial affairs of the Partnership;

         (ii) to insure the Management Agent is operating the Apartment Complex in compliance with the requirements of Section 42 of the Code, and to make all certifications required by Section 42(1) of the Code;

         (iii) make inspections of the Apartment Complex in conjunction with the site manager and assure that the Apartment Complex is being properly maintained and necessary repairs are being made;

         (iv) to prepare or cause to be prepared in conformity with good business practices all reports required to be furnished to the Partners or required by taxing bodies or other governmental agencies;

         (v) to pay on behalf of the Partnership, out of Partnership funds, all taxes and other governmental charges assessed against the Partnership, and all other reasonable expenses incurred in connection with the ownership, maintenance and operation of the Partnership;

         (vi) to take out and maintain adequate insurance coverage, including public liability for property damage and bodily injury, and such other insurance coverage as may be necessary and advisable; and

         (vii) to employ, engage or contract with persons in the operation of the Partnership business, including, but not limited to, supervisory managing agents, insurance brokers, building management agents, real estate brokers, on such terms and for such compensation as is reasonable subject to the consent of the Managing General Partner and Special Limited Partner.

    6.8  Additional Duties and Obligations of the General Partners

    (a) The General Partners shall manage the affairs of the Partnership to the best of their ability, shall use their best efforts to carry out the purpose of the Partnership, and shall devote to the Partnership such time as may be necessary for the proper performance of their duties and the business of the Partnership. The General Partners shall promptly take all action which may be necessary or appropriate for the proper development, maintenance and operation of the Apartment Complex in accordance with the provisions of this Agreement, the Project Documents and applicable laws and regulations, including, without limitation, funding the Construction and Development Fee to the extent Capital Contributions are insufficient. The General Partners shall be responsible for the management and operation of the Partnership, including the oversight of the rent-up and operational stages of the Apartment Complex.

    (b) The General Partners shall use their best efforts to cause the Partnership to generate Cash Flow for distribution to the Partners at the maximum realizable level in view of (i) any applicable Agency and other regulations, (ii) the Minimum Set-Aside Test and (iii) the Rent Restriction Test, and, if necessary, the General Partners shall also use their best efforts to obtain approvals and implementation of appropriate adjustments in the rental schedule of the Apartment Complex.

    (c) The Fiscal Partner shall cause the Partnership to obtain and keep in force, during the term of the Partnership, comprehensive casualty insurance, including, but not limited to, fire and other risks generally included under "extended coverage" policies, workmen's compensation and public liability insurance in favor of the Partnership (i) with such companies and in such amounts as shall be satisfactory to the Lenders and any Agency, or, if the Apartment Complex is no longer subject to Lender or Agency regulation or requirements, as shall be customary for apartment complexes similar to the Apartment Complex, and (ii) in amounts which shall be (A) no less than those amounts which are customary in the area for apartment complexes such as the Apartment Complex, (B) in the case of the "extended coverage" portion, no less than the full original replacement value of the Apartment Complex, (C) no less than such amounts as may be reasonably requested by the Investment Limited Partner and/or the Special Limited Partner from time to time, and (D) in any event, sufficient to prevent the Partnership from becoming a co-insurer under any such policies. No deductibles on such policies may exceed $1,000. The public liability insurance in favor of the Partnership shall be in an amount not less than $5,000,000. Through the Completion Date, or such later date as may be required by the Construction Lender or any Agency, the Fiscal Partner shall also cause the Partnership to obtain and keep in force a builder's risk policy in favor of the Partnership in an amount not less than the greater of
(i) the full replacement value of the Apartment Complex (excluding the value of the underlying land, the site utilities and the foundations) or (ii) such other amount as shall be required by any Agency or the Construction Lender. Throughout the term of the Partnership, the Fiscal Partner shall provide copies of all such policies (or binders) to the Investment Limited Partner promptly after their receipt thereof or upon request but no less frequently than annually. The Fiscal Partner shall cause the applicable insurer to name the Investment Limited Partner as an "additional insured" on each Partnership insurance policy. Prior to the expiration date for any such Partnership insurance policy, the Fiscal Partner shall deliver to the Investment Limited Partner a copy of the comparable new or replacement policy, including all endorsements, exhibits and riders thereto.

    (d) Except as otherwise provided herein, the obligations of the General Partners hereunder shall be the joint and several obligations of each General Partner. Except as otherwise provided in Sections 4.4(b) and 7.1, such obligations shall survive any Withdrawal of a General Partner from the Partnership.

    (e) The Fiscal Partner shall establish and maintain reasonable reserves to provide for working capital needs, improvements, replacements and any other contingencies of the Partnership. At a minimum, the Fiscal Partner shall cause the Partnership to annually deposit, commencing in 1998, $7,000 from its Cash Flow into replacement reserves; to the extent that Cash Flow (as determined before deduction of this reserve deposit) for any year shall be insufficient to make such deposit in full, the Fiscal Partner shall fund such shortfall from their own funds as a Subordinated Loan.*

    (f) Each General Partner shall be bound by the Project Documents, and no additional General Partner shall be admitted if he, she or it has not first agreed to be bound by this Agreement (and assume the obligations of a General Partner hereunder) and by the Project Documents to the same extent and under the same terms as the other General Partners.

    (g) The General Partners shall take all actions necessary to ensure that the Investment Limited Partner receives the full amount of the Projected Credit, including, without limitation, the rental of apartments to Qualified Tenants and the filing of annual certifications as may be required. In this regard, the General Partners shall, inter alia, cause (i) the Partnership to satisfy all requirements imposed from time to time under the Code with respect to rental levels and occupancy by Qualified Tenants by the close of the first year of the Credit Period and throughout the Compliance Period so as to permit the Partnership to be entitled to the maximum available Tax Credit, (ii) the Partnership to comply with all Tax Credit monitoring procedures, (iii) all Low-Income Apartment Units to be occupied pursuant to leases to Qualified Tenants for periods of not less than six (6) months, (iv) the Partnership to make all appropriate Tax Credit elections in a timely fashion, and (v) all rental units in the Apartment Complex to be available for rental by the general public and to be of equal quality and all Apartment Complex amenities to be made available to all tenants on a comparable basis without separate fees.

    (h) On or before the Admission Date, the General Partners shall provide to the Investment Limited Partner either (i) an appraisal of the Apartment Complex prepared by a competent independent appraiser or (ii) a project cost and budget analysis on an Agency form or any comparable form of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expense figures for the Apartment Complex.

    (i) The General Partners shall (i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto) or dispose of any Hazardous Material at the Apartment Complex, or at or on any other Site or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide the Investment Limited Partner with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and
(z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Apartment Complex.

    6.9  Representations and Warranties

    The General Partners represent and warrant to the Investment Limited Partner and the Special Limited Partner as follows:

    (1) The Partnership is a duly organized limited partnership validly existing and in good standing under the laws of the State and has complied with all filing requirements necessary for its existence and to preserve the limited liability of the Investment Limited Partner and the Special Limited Partner.

    (2) No event or proceeding has occurred or is pending or threatened which would (a) materially adversely affect the Partnership or its properties, or (b) materially adversely affect the ability of the General Partners or any of their Affiliates to perform their respective obligations hereunder or under any other agreement with respect to the Apartment Complex, other than legal proceedings which have been bonded against without recourse to Partnership assets in such manner as to stay the effect of the proceedings or otherwise have been adequately provided for. This subparagraph shall be deemed to include, without limitation, the following: (x) legal actions or proceedings before any court, commission, administrative body or other governmental authority having jurisdiction over the zoning applicable to the Apartment Complex; (y) disputes with suppliers of labor and/or materials; and (z) acts of any governmental authority.

    (3) No default (or event which, with the giving of notice or the passage of time or both, would constitute a default) has occurred and is continuing under this Agreement or under any provision of the Project Documents, and the same are in full force and effect.

    (4)  No Partner or Related Person bears the Economic Risk of
Loss with respect to the Permanent Mortgage, except as may be expressly permitted by Article III. No General Partner has, either on its own behalf or on behalf of the Partnership, incurred any financial responsibility with respect to the Partnership prior to the Admission Date, other than as disclosed in writing to the Investment Limited Partner prior to the Admission Date.

    (5) The Apartment Complex is being or has been completed in a timely manner in conformity with the Project Documents. There is no violation by the Partnership or the General Partners of any zoning, environmental or similar regulation applicable to the Apartment Complex which could have a material adverse effect thereon, and the Partnership has complied with all applicable municipal and other laws, ordinances and regulations relating to such construction and use of the Apartment Complex. All appropriate public utilities, including, but not limited to, water, electricity, gas (if called for in the plans and specifications), and sanitary and storm sewers, are or will be available and operating properly for each unit in the Apartment Complex at the time of the first occupancy of such unit.

    (6) The Partnership owns good and marketable fee simple title to the Apartment Complex, subject to no material liens, charges or encumbrances other than those which (a) are both permitted by the Project Documents and are noted or excepted in title insurance policy number 207-658281 dated August 30, 1996 issued by Commonwealth Land Title Insurance Company to the Partnership in the amount of $1,760,408, as endorsed through ________, 1997, and (b) do not materially interfere with use of the Apartment Complex (or any part thereof) for its intended purpose or have a material adverse effect on the value of the Apartment Complex.

    (7) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken pertaining to the Partnership or the Apartment Complex by each Affiliate of a General Partner which is a corporation or a limited liability company have been or will be duly authorized by all necessary organizational action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter, by-laws or other organizational documents of such Affiliate or any agreement by which such Affiliate or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

    (8) Any General Partner which is a corporation or limited liability company has been duly organized, is validly existing and in good standing under the laws of its state of organization and has all requisite power to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project Documents. Neither the execution and delivery by such General Partner of this Agreement nor the performance of any of the actions of such General Partner contemplated hereby has constituted or will constitute a violation of (a) the articles of organization, by-laws, operating agreement or other organizational documents of such General Partner,
(b) any agreement by which such General Partner is bound or to which any of its property or assets is subject, or (c) any law, administrative regulation or court decree.

    (9) No Event of Bankruptcy has occurred with respect to any General Partner or any Controlling Person of a General Partner.

    (10) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, but not necessarily limited to, any account for replacement reserves, are currently funded to the levels required by the Lenders and/or any Agency.

    (11) If the only General Partner(s) are one or more corporations or limited liability companies, then the General Partner(s) have a net worth which satisfies the 89-12 Requirements.

    (12) All payments and expenses required to be made or incurred in order to complete construction of the Apartment Complex in conformity with the Project Documents, to fund any reserves hereunder or under any other Project Document required to be funded at or prior to [the later of the Admission Date or ]Permanent Mortgage Commencement, to satisfy all requirements under the Project Documents and/or which form the basis for determining the principal sum of the Permanent Mortgage and to pay the Construction and Development Fee have been or will be paid or provided for utilizing only (a) the funds available from the Construction Mortgage, (b) the Capital Contribution of the Investment Limited Partner, (c) the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, (d) the available net rental income, if any, earned by the Partnership prior to Permanent Mortgage Commencement (to the extent that it is permitted to be used for such purposes by the Lenders and/or any Agency), (e) any insurance proceeds and (f) any funds furnished by the General Partners pursuant to Sections 6.7(a) and 6.13.*

    (13) The amount of Tax Credit which is expected to be allocated by the Partnership to the Investment Limited Partner is $109,592 for 1997, $122,743 per annum for each of the years 1998 through 2006
(inclusive) and $13,151 for 2007.

    (14) The Apartment Complex is being developed in a manner which satisfies and shall continue to satisfy all restrictions, including tenant income and rent restrictions, applicable to projects eligible for Tax Credits and in accordance with the Agency Regulatory Agreement.

    (15) The Fiscal Partner has provided to the Investment Limited Partner a complete copy of a "Phase I" hazardous waste site assessment report for the Apartment Complex, prepared in accordance with ASTM standards. No General Partner, Affiliate of a General Partner or Person for whose conduct any General Partner is or was responsible has ever: (i) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored, transported, or disposed of, except if such storage, transport or disposition was and is at all times in compliance with all laws, ordinances, and regulations pertaining thereto; (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was and is at all times in compliance with all laws, ordinances and regulations pertaining thereto); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, by any Affiliate of a General Partner, or by any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Apartment Complex or any such Site or Vessel.

    (16) To the best of the General Partners' knowledge, no Hazardous Material was ever or is now stored on, transported, or disposed of on the land comprising the Apartment Complex, except to the extent any such storage, transport or disposition was at all times in compliance with all laws, ordinances, and regulations pertaining thereto.

    (17) The General Partners have fulfilled and will continue to fulfill all of their duties and obligations under Sections 6.5 through 6.8.

    (18) Community Support Programs, Inc. is a not-for-profit corporation which is a qualifying corporation under Section 501(c)(3) of the Code and is exempt from tax under Section 501(a) of the Code. One of the stated tax-exempt purposes of Community Support Programs, Inc. is the fostering of affordable housing in the geographic area in which the Apartment Complex is located.*

    6.10 Liability on the Permanent Mortgage

    Neither any General Partner nor any Related Person shall at any time bear the Economic Risk of Loss for the payment of any portion of any Mortgage, and the General Partners shall not permit any other Partner or any Related Person to bear the Economic Risk of Loss for the payment of any portion of any Mortgage, except as may be expressly permitted pursuant to
Article III.

    6.11 Indemnification of the General Partners

    (a) No General Partner nor any Affiliate thereof shall have liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of any General Partner or Affiliate thereof if such General Partner or Affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of such General Partner or Affiliate thereof.

    (b) A General Partner or any Affiliate thereof may be indemnified by the Partnership against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with the Partnership, provided that all of the following conditions are met: (i) such General Partner has determined, in good faith, that the course of conduct which caused the loss, judgment, liability, expense or amount paid in settlement was in the best interests of the Partnership; and (ii) such loss, judgment, liability, expense or amount paid in settlement was not the result of negligence or misconduct on the part of such General Partner or Affiliate thereof; and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership, and not from the Limited Partners.

    (c) Notwithstanding the above, no General Partner or any Affiliate thereof performing services for the Partnership or any broker-dealer shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities laws violations as to the particular indemnitee and the court approves the indemnification of such litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall, prior to seeking court approval for such indemnification, place before the court the positions of the Securities and Exchange Commission, and any applicable state securities administrator with respect to the issue of indemnification for securities law violations.

    (d) The Partnership shall not incur the cost of the portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

    (e) The Partnership may indemnify Affiliates of a General Partner under this Section 6.11 only if the loss involves activity in which such Affiliates acted in the capacity of a General Partner.

    (f) For purposes of this Section 6.11 only, the term "Affiliate" shall mean any Person performing services on behalf of the Partnership who
(i) directly or indirectly controls, is controlled by or is under common control with a General Partner; (ii) owns or controls ten per cent (10%) or more of the outstanding voting securities of a General Partner; (iii) is an officer, director, partner or trustee of a General Partner; or (iv) if a General Partner is an officer, director, partner or trustee, is any company for which such General Partner acts in any such capacity.

    6.12 Indemnification of the Partnership and the Limited Partners

    (a) The Fiscal Partner will indemnify and hold the Partnership and the Limited Partners harmless from and against any and all losses, damages and liabilities which the Partnership or any Limited Partner may incur by reason of the (a) past, present or future actions or omissions of the General Partners or any of their Affiliates, or (b) any liabilities to which either the Partnership or the Apartment Complex is subject; provided, however, that the foregoing indemnification shall not apply to (i) any Mortgage or
(ii) necessary contractual obligations incurred pursuant to Agency or Lender requirements in connection with the operation of the Apartment Complex in the ordinary course of business.

    (b) Notwithstanding the foregoing, no General Partner shall be liable to a Limited Partner or the Partnership for any act or omission for which the Partnership is required to indemnify such General Partner under Section 6.11.

    (c) The Fiscal Partner shall indemnify, defend, and hold the Limited Partners harmless from and against any claim brought or threatened against any Limited Partner or loss (as well as from any and all attorneys' fees and expenses incurred in connection with any such claim or loss) on account of the presence of any Hazardous Material at the Apartment Complex. Any claim or loss described in the immediately preceding sentence may be defended, compromised, settled, or pursued by the Limited Partners with counsel of the Limited Partners' selection, but at the expense of Fiscal Partner. Notwithstanding anything else set forth herein, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

    6.13 Operating Deficits

    The Fiscal Partner shall be obligated to promptly advance funds to meet operating expenses (including full payment of the Asset Management Fee and reserve deposits required pursuant to Section 6.8(e) or by any Lender or Agency) and debt service of the Partnership following the later to occur of
(i) the Admission Date or (ii) Permanent Mortgage Commencement which exceed operating income attributable to such period and available for the payment thereof; provided, however, that the obligation to advance funds to pay the Asset Management Fee shall continue for the entire term of the Partnership. In the event that the Fiscal Partner shall fail to make any such advance as aforesaid, (a) the Partnership shall utilize amounts (the "Applied Amounts") otherwise payable to the General Partners or Affiliates thereof under
Section 6.15 and/or Article X to meet the obligations of the General Partners pursuant to this Section 6.13, with such utilization of Applied Amounts constituting payment and satisfaction of the corresponding amounts payable to the General Partners or Affiliates thereof under Section 6.15 and/or Article X, with the proceeds thereof being applied to such obligations, and with the obligation of the Partnership to make such payments to the General Partners or Affiliates thereof pursuant to Section 6.15 and/or Article X being deemed satisfied to the extent thereof and (b) the Special Limited Partner shall have the rights set forth in Section 7.5. For the purpose of this
Section 6.13, all expenses shall be paid on a sixty (60)-day current basis. Moreover, the Fiscal Partner may in his sole discretion at any time advance funds to the Partnership to pay operating expenses and/or debt service of the Partnership in order to facilitate the Partnership's compliance with the Rent Restriction Test. All advances pursuant to this Section 6.13 (including any Applied Amounts) shall be Subordinated Loans repayable without interest in accordance with the provisions of Article X.

    6.14 Obligation to Complete the Construction of the Apartment Complex

    The Fiscal Partner shall complete the construction of the Apartment Complex substantially in accordance with the plans and specifications approved by the Lenders and/or any Agency and all requirements necessary to obtain the required certificates of occupancy for dwelling units, or cause the same to be completed, in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, and shall equip the Apartment Complex or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges, and shall cause all necessary certificates of occupancy for all apartment units in the Apartment Complex to be obtained, all in accordance with the Project Documents. If the proceeds of the Construction and Permanent Mortgages, the net rental income, if any, of the Apartment Complex generated prior to the later of Permanent Mortgage Commencement or the Admission Date and which is permitted by the Lenders and/or any Agency to be utilized for any of the purposes hereinafter set forth, the Capital Contribution of the Investment Limited Partner, the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, and any insurance proceeds arising out of casualties prior to the later of Permanent Mortgage Commencement or the Admission Date as available from time to time are insufficient to (i) acquire and complete the construction of the Apartment Complex and satisfy all other obligations, all as provided in the first sentence of this Section 6.14,
(ii) pay the Construction and Development Fee, (iii) arrive at Permanent Mortgage Commencement in conformity with the Project Documents,
(iv) discharge all Partnership liabilities and obligations arising out of any casualty giving rise to any such insurance proceeds, and (v) provide for all other payments and expenses required to be made or incurred through the later of Permanent Mortgage Commencement or the Admission Date, including the funding of any reserves required hereunder or under any other Project Document and the repayment in full of all obligations under the Construction Mortgage, the General Partners in their capacity as developers shall be responsible for and obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of the Lenders and/or any Agency, be reimbursed at or prior to the later of Permanent Mortgage Commencement or the Admission Date only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this sentence. Any amounts not reimbursed through the later of Permanent Mortgage Commencement or the Admission Date or from the proceeds of the Capital Contribution of the Investment Limited Partner as provided in Section 5.1 shall not be reimbursable or otherwise change the Interest of any Person in the Partnership but shall be borne by the General Partners in their capacity as developers; provided, however, that, notwithstanding the foregoing, to the extent any such amounts represent items which are properly included in the Partnership's Qualified Basis and result in an increase in the amount of Tax Credit allocated and available to the Partnership over and above the amount of Tax Credit required in order to achieve State Designation ("Includable Items"), the General Partners shall make an additional Capital Contribution in the amount of the Includable Items and the Partnership shall utilize the proceeds of such additional Capital Contribution to pay the Includable Items. In the event that the General Partners and/or the Developer shall fail to fund any such deficiency as required by this Section 6.14, an amount not in excess of the unpaid portion of the Construction and Development Fee due to the Developer, the General Partners or any of their Affiliates under Section
6.15 or any other provision hereof shall be applied by the Partnership to meet such obligation of the General Partners and/or the Developer, and, to the extent there may still be a deficiency, any amounts otherwise payable as the Partnership Management Fee or distributable to the General Partners pursuant to Article X shall also be so applied. Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the amount of the Fee or such other item which such funds had been earmarked to pay, and the obligation of the General Partners and/or the Developer to advance such amount under this Section 6.14 shall be satisfied to the extent of such application.

    6.15 Certain Payments to the General Partners and Others

    (a) The Partnership shall pay to the General Partners a non-cumulative fee (the "Partnership Management Fee") commencing in 1997 for their services in connection with the administration of the day to day business of the Partnership in an annual amount equal to $1,750 per annum (to be divided equally between the Fiscal Partner and the Managing General Partner). The Annual Partnership Management Fee for each fiscal year of the Partnership shall be payable from Cash Flow in the manner and priority set forth in Section 10.3(a) to the extent Cash Flow is available therefor for such year; provided, however, that if in any fiscal year commencing with 1998, Cash Flow is insufficient to pay the full amount of the Partnership Management Fee, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow or from the proceeds of a Capital Transaction as provided in Article X.

    (b) In consideration of their consultation, advice and other services in connection with the construction and development of the Apartment Complex and as consideration for the assignment described in Section 6.16, the Partnership shall pay to the General Partners (or their designee) a construction and development fee (the "Construction and Development Fee") in the amount of $221,900 (of which $58,280 shall be paid to the Managing General Partner and $163,620 to the Fiscal Partner), which fee shall be earned in full as to each building in the Apartment Complex as of the date such building is completed. The Construction and Development Fee shall be payable $48,161 at the time of payment of the First Installment, $21,537 at the time of the payment of the Second Installment, $114,151 at the time of the payment of the Third Installment and $38,050 at the time of the payment of the Fourth Installment.

    (c) The Partnership shall pay to BCCLP or an Affiliate thereof a fee (the "Asset Management Fee") commencing in 1997 for its services in connection with the Partnership's accounting matters relating to the Investment Limited Partner and assisting with the preparation of tax returns and the reports required by Section 12.7 in the annual amount of $1,750. The Asset Management Fee shall be payable from Cash Flow in the manner and priority set forth in Section 10.3(a); provided, however, that if in any fiscal year commencing with 1998, Cash Flow is insufficient to pay the full amount of the Asset Management Fee and the shortfall is not paid from funds advanced pursuant to Section 6.13, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow or from the proceeds of a Capital Transaction as provided in Article X.

    (d) In consideration of its services in connection with any sale of the apartment complex in accordance with this Agreement, the Managing General Partner (or its designee) shall be entitled to a Sales Disposition Fee (the "Sales Disposition Fee") in the amount of 3% of the sales price of the Apartment Complex. Such fee will be reduced to the extent necessary so that all fees and expenses to the partnership in connection with such sale will not exceed 6% as required by Article III.D.

    (e) As reimbursement for costs incurred in connection with the development of the Apartment Complex, the Partnership shall pay to the General Partners (or their designees) an overhead reimbursement (the "Developers' Overhead Reimbursement") in the amount of $66,808, which amount shall be earned in full as to each building in the Apartment Complex as of the date such building is completed. The Developers' Overhead Reimbursement shall be payable in the amount of $66,808 at the time of the payment of the First Installment.

    6.16 Assignment to Partnership

    The General Partners hereby transfer and assign to the Partnership all of their right, title and interest in and to the Apartment Complex and in and to all of the Project Documents, including, but not limited to, the following: (i) all contracts with architects, supervising architects, engineers and contractors with respect to the development of the Apartment Complex; (ii) all plans, specifications and working drawings heretofore prepared or obtained in connection with the Apartment Complex; (iii) all governmental commitments and approvals obtained, and applications therefor, including, but not limited to, those relating to planning, zoning, building permits and Tax Credit; (iv) any and all commitments with respect to any Mortgage(s); (v) any and all contracts or rights with respect to any agreements with the Lenders and any Agency; and (vi) any other work product related to the Apartment Complex and/or the Partnership, all of which shall have an agreed to value of $1.00 for purposes of determining the opening Capital Account of the General Partners.


ARTICLE VII   Withdrawal of a General Partner; New General Partners

    7.1  Withdrawal

    (a) No General Partner shall Withdraw from the Partnership (other than by reason of death or adjudication of incompetence or insanity) or sell, assign or encumber its Interest without the Consent of the Investment Limited Partner and all the other General Partners, except that if the Special Limited Partner or a designee thereof becomes a General Partner, it shall not require the consent of any other General Partner to transfer all or any portion of its interest as a General Partner, other than as may be required under the Act. In the event of any Withdrawal by a General Partner in violation of this Section 7.1, such General Partner, in addition to being subject to any and all other legal remedies which may be pursued by the Partners, shall forfeit to the Special Limited Partner or its designee, such General Partner's Interest and all unpaid fees from the Partnership and shall remain liable for all of the Withdrawing General Partner's obligations under this Agreement. In addition, upon such Withdrawal and transfer, the Special Limited Partner or its designee shall automatically become a General Partner on the terms set forth in Section 7.5 without further action by the Withdrawing General Partner or any other Partner, and each Partner hereby consents to such transfer and to the admission of the Special Limited Partner or its designee as a General Partner in such a situation. Such transfer shall occur automatically upon such Withdrawal without further action by such Withdrawing General Partner.

    (b) If at any time the only General Partners shall be one or more corporations (or partnerships with corporations as sole general partners), they shall be obligated to have a net worth which satisfies the 89-12 Requirements. If the General Partners shall at any time fail to meet the requirements of this Section 7.1(b) and no additional General Partner is admitted pursuant to Section 7.5, then they shall be deemed to have withdrawn from the Partnership in violation of the provisions of this Section 7.1 and shall be subject to the provisions of Section 7.1(a). Notwithstanding the foregoing, the provisions of this Section 7.1(b) shall not apply to the Special Limited Partner or its designee in the event it becomes the sole General Partner.

    7.2  Obligation to Continue

    Upon the Withdrawal of a General Partner, the remaining General
Partners shall have the right and obligation to continue the business of the Partnership employing its assets and name, all as contemplated by the Act. Within thirty (30) days after they obtain knowledge of the Withdrawal of a General Partner, the remaining General Partners shall notify the Limited Partners of such Withdrawal.

    7.3  Withdrawal of All General Partners

    If, following the Withdrawal of a General Partner, there is no remaining General Partner, the Investment Limited Partner and the Special Limited Partner may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in
Section 2.4 by selecting a successor General Partner. If the Investment Limited Partner and the Special Limited Partner elect to reconstitute the Partnership pursuant to this Section 7.3 and admit the designated successor General Partner, the relationship among the then Partners shall be governed by this Agreement.

    7.4  Interest of General Partner After Permitted Withdrawal

    In the event of the Withdrawal of a General Partner not in violation of
Section 7.1 and except as otherwise provided in Section 4.4(b), the Withdrawing General Partner hereby covenants and agrees to transfer to the remaining General Partners or to a successor General Partner selected in accordance with Section 7.3, as the case may be, such portion of the Withdrawing General Partner's Interest as such remaining or successor General Partners may designate, such transfer to be made in consideration of the payment by the transferee of either the agreed value of such Interest or, if such value is not agreed to, the fair market value of such Interest as determined by a committee of three qualified real estate appraisers, one selected by the Withdrawing General Partner, one selected by the transferee and a third selected by the other two. The portion of the Withdrawing General Partner's Interest designated to be transferred in accordance with the provisions of this Section 7.4 shall be sufficient to ensure the continued treatment of the Partnership as a partnership under the Code and as a limited partnership under the Act, and, for the purposes of Article X, shall be deemed to be effective as of the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer shall have been made. Any holder of any portion of the Interest of a Withdrawing General Partner which is not designated to be transferred to the remaining or successor General Partners pursuant to the provisions of this Section 7.4 shall become an Additional Limited Partner but
(i) with the same share of the profits, losses, tax credits, Cash Flow and other distributions to which the holder of such Interest was entitled when held as a General Partner Interest, and (ii) shall not participate in the votes or Consents of the Investment Limited Partner hereunder. The admission of any successor or additional General Partner shall be subject to the consent of the Lenders and any Agency (if required) and the Consent of the Investment Limited Partner.

    7.5  Admission of Additional General Partner(s) under Certain
Circumstances

    In the event that a General Partner violates any provision of this Agreement, the Special Limited Partner, in its sole discretion, shall have the option at any time thereafter to cause itself or its designee to be admitted as an additional General Partner on the terms set forth herein without any further action by any other Partner. Upon any such admission of an additional General Partner and in consideration of the payment of $10, all pre-existing General Partners shall be deemed to have transferred (ratably in accordance with their respective Interests) to the additional General Partner such portion of their respective General Partner interests so that the additional General Partner shall receive not less than a one percent (1%) interest in all profits, losses, tax credits and distributions of the Partnership (such transfer notwithstanding, the Special Limited Partner shall also retain its status as such, and its interest in the Partnership as the Special Limited Partner shall not be affected). An additional General Partner so admitted shall automatically become the Managing General Partner and be irrevocably delegated all of the power and authority of all of the other General Partners pursuant to Section 6.13. Any such additional General Partner shall have the right to withdraw as a General Partner at any time, leaving the pre-existing General Partners once again as the only General Partners, the provisions of this Article VII notwithstanding. Each Partner hereby grants to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law and coupled with an interest, to amend the Certificate and this Agreement and to do anything else which, in the view of the Special Limited Partner, may be necessary or appropriate to accomplish the purposes of this Section 6.2(b) or to enable any additional General Partner admitted pursuant to this Section 6.2(b) to manage the business of the Partnership. The admission of an additional General Partner shall not relieve any other General Partner of any of its obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner from and against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.


ARTICLE VIII  Transferability of Limited Partner Interests

    8.1  Assignments

    (a) Except by operation of law (including the laws of descent and distribution), no Limited Partner may assign all or any part of its Interest without the written consent of the General Partners, the giving or withholding of which is exclusively within their discretion.

    (b) An assignee of a Limited Partner who does not become a Substituted Limited Partner shall have, and shall only have, the right to receive the share of allocations and distributions of the Partnership to which the assigning Limited Partner would have been entitled with respect to the Interest (or portion thereof) so assigned if no such assignment had been made by such Limited Partner. Any assigning Limited Partner whose permitted assignee becomes a Substituted Limited Partner shall thereupon cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner. Where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize such assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith.

    (c) Every assignee of a Limited Partner Interest (or any portion thereof) who desires to make a further assignment of its Interest shall be subject to all the provisions of this Article VIII.

    8.2  Substituted Limited Partner

    No Limited Partner shall have the right to substitute an assignee as Limited Partner in its place. Subject to Section 8.3, the General Partners may, however, in their sole discretion, permit an assignee to become a Substituted Limited Partner. The consent of the General Partners to an assignment of a Limited Partner Interest under Section 8.1 shall not, in and of itself, constitute permission under this Section 8.2.

    Any Substituted Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify the agreement of such Substituted Limited Partner to be bound by all the provisions of this Agreement and shall pay the Partnership's reasonable legal fees and filing costs in connection with its substitution as a Limited Partner.

    8.3  Restrictions

    (a)  No Disposition may be made if such Disposition would violate
Section 13.1.

    (b) In no event shall all or any part of a Limited Partner Interest be Disposed of to a minor (other than to a descendant by reason of death) or to an incompetent.

    (c) The General Partners may, in addition to any other requirement they may impose, require as a condition of any Disposition that the transferor
(i) assume all costs incurred by the Partnership in connection therewith and
(ii) furnish the Partnership and the other Partners with an opinion of counsel satisfactory to counsel to the Partnership that such Disposition complies with applicable Federal and state securities laws.

    (d) Any sale, exchange, transfer or other Disposition in contravention of any of the provisions of this Section 8.3 shall be void and ineffectual and shall not bind or be recognized by the Partnership.


ARTICLE IX    Borrowings

    All Partnership borrowings shall be subject to the terms of this Agreement, including, but not limited to, the restrictions of Section 6.2, and may be made from any source, including Partners and their Affiliates. Any Partnership borrowings from any Partner shall be subject to the prior written consent of the Special Limited Partner and any Lender or Agency (if required under applicable Lender or Agency regulations or requirements). If any Partner shall lend any monies to the Partnership, the amount of any such loan shall not be an increase of such Partner's Capital Contribution. If any Partner shall so lend monies, each such loan shall be an obligation of the Partnership and (except for Subordinated Loans) shall be repayable to such Partner on the same basis and with the same rate of interest as would be applicable to a comparable loan to the Partnership from a third party. Funds provided by the General Partners to the Partnership pursuant to Section 6.14 shall not constitute borrowings for the purposes of this Article IX or for any other purposes.


ARTICLE X     Profits, Losses, Tax Credits, Distributions and Capital
Accounts

    10.1 Capital and Capital Accounts

    (a) The Capital Contribution of each Partner shall be as set forth on Schedule A. No interest shall be paid on any Capital Contribution. No Partner shall have the right to withdraw its Capital Contribution or to demand and receive property of the Partnership in return for its Capital
Contribution, except as may be specifically provided in this Agreement or required by law.

    (b) An individual Capital Account shall be established and maintained on behalf of each Partner, including any additional or substituted Partner who shall hereafter receive an interest in the Partnership. In accordance with Treasury Regulation Section 1.704-1(b), the Capital Account of each Partner shall consist of (i) the amount of cash such Partner has contributed to the Partnership plus (ii) the fair market value of any property such Partner has contributed to the Partnership net of any liabilities assumed by the Partnership or to which such property is subject plus (iii) the amount of profits or income (including tax-exempt income) allocated to such Partner less
(iv) the amount of losses and deductions allocated to such Partner less
(v) the amount of all cash distributed to such Partner less (vi) the fair market value of any property distributed to such Partner net of any liabilities assumed by such Partner or to which such property is subject less
(vii) such Partner's share of any other expenditures which are not deductible by the Partnership for Federal income tax purposes or which are not allowable as additions to the basis of Partnership property and shall be (viii) subject to such other adjustments as may be required under the Code. The Capital Account of a Partner shall not be affected by any adjustments to basis made pursuant to Section 743 of the Code but shall be adjusted with respect to adjustments to basis made pursuant to Section 734 of the Code.

    The original Capital Account established for any Substituted Partner (as hereinafter defined) shall be in the same amount as, and shall replace, the Capital Account of the Partner which such Substituted Partner succeeds, and, for the purposes of this Agreement, such Substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such Substituted Partner succeeds. The term "Substituted Partner," as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to all or any part of the Interest of a Partner by assignment of all or any part of a Partner's Interest. To the extent a Substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital Account of such transferee Substituted Partner and his Capital Contribution shall be in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferee receives, and the Capital Account of the transferor Partner who retains a portion of his former Interest and his Capital Contribution shall continue, and not be replaced, in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferor Partner retains. Nothing in this Section 10.1(b) shall affect the limitations on transferability of Interests set forth in Article VII or
Article VIII.

    10.2 Profits, Losses and Tax Credits

    (a) Except as otherwise specifically provided in this Article, for each Partnership fiscal year or portion thereof, all profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and tax credits incurred or accrued on or after the Commencement Date, other than those arising from a Capital Transaction, shall be allocated 99% to the Investment Limited Partner and 1% to the General Partners.

    (b) Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital Transaction shall be allocated to the Partners as follows:

As to profits:

    First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

    Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals, as nearly as possible, the amount of cash which would be distributed to such Partner if the aggregate amount in the Capital Accounts of all Partners were cash available to be distributed in accordance with the provisions of Clauses Third, Sixth, Seventh, Eighth and Ninth of Section 10.3(b).

As to losses:

    First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over (b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Third, Sixth, Seventh, Eighth and Ninth of Section 10.3(b); and

    Second, the balance, if any, of such losses shall be allocated 1% to the General Partners and 99% to the Investment Limited Partner.

    (c) Notwithstanding the foregoing provisions of Sections 10.2(a) and 10.3(b), in no event shall any losses be allocated to the Investment Limited Partner, the Special Limited Partner, or to any additional General Partner admitted pursuant to any of Section 4.4(b), Section 5.2(e), Section 6.2(b),
Section 6.13, Section 7.1(a) or Section 7.5, if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Partner's Capital Account to exceed such Partner's obligation (actual or deemed under Treasury Regulation Section 1.704-1(b)(2)(ii)(c)) to restore a deficit balance in such Partner's Capital Account plus such Partner's share of Partnership Minimum Gain plus such Partner's share of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to a Partner by virtue of the application of this Section 10.2(c) shall be allocated to the General Partners. For the purposes of this
Section 10.2(c), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

    10.3 Cash Distributions Prior to Dissolution

    (a)  Cash Flow

    Subject to Agency and Lender approval (if required), Cash Flow for each fiscal year or portion thereof of the Partnership shall be applied in the following priority:

    First, to the payment of the Asset Management Fee for such year and for any previous year(s) as to which the Asset Management Fee shall not yet have been paid in full;

    Second, to the repayment of any Subordinated Loans;

    Third, to the payment of the Partnership Management Fee attributable to such year;

    Fourth, to the payment of any deferred development fee as set forth in
Section 6.15(b);

    Fifth, to the payment of the Incentive Management Fee of up to $2,125;
and

    Sixth, any balance 50% to the Fiscal General Partner and 50% to the Investment Limited Partner;

provided, however, that during such time as Agency regulations are applicable to the Apartment Complex, the total amount of Cash Flow which may be so distributed to the Partners in respect to any fiscal year shall not exceed such amounts as Agency regulations permit to be distributed.

    (b)  Distributions of other than Cash Flow

    Prior to dissolution, if the General Partners shall determine from time to time that cash is available for distribution from a Capital Transaction, such cash shall be applied or distributed as follows:

    First, to the payment of all matured debts and liabilities of the Partnership (including, but not limited to, all expenses of the Partnership incident to the Capital Transaction), excluding (i) debts and liabilities of the Partnership to Partners or their Affiliates and (ii) all unpaid fees owing to the General Partners or their Affiliates; and to the establishment of any reserves which the General Partners and the Auditors shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

    Second, to the payment of any accrued and unpaid Asset Management Fees;

    Third, to the payment to the Investment Limited Partner of the full amount (including interest) of any Credit Recovery Loans;

    Fourth, to the payment of any deferred development fee;

    Fifth, to the repayment of any Subordinated Loans;

    Sixth, to the repayment of any then-unpaid debts and liabilities owed to Partners or Affiliates thereof by the Partnership for Partnership obligations (exclusive of Credit Recovery Loans and Subordinated Loans) to any of them, including, but not limited to, accrued and unpaid Annual Partnership Management Fee for the fiscal year of the Capital Transaction; provided, however, that any debts or obligations to be repaid to any Limited Partner or Affiliate thereof pursuant to this Clause Sixth shall be repaid prior to the repayment of any such debts or obligations to any General Partner or Affiliate thereof;

    Seventh, to the payment to the Investment Limited Partner of an amount equal to its paid-in capital, less any prior distributions made to such Investment Limited Partner under this Clause Seventh, but never an amount less than zero;

    Eighth, to the repayment to the General Partners of their paid-in Capital Contributions minus any prior distributions made to them under this Clause Eighth and under Section 10.1(b), but never an amount less than zero;

    Ninth, to the payment of the Sales Disposition Fee; and

    Tenth, any balance 75% to the Investment Limited Partner and 25% to the Fiscal Partner.

    10.4 Distributions Upon Dissolution

    (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.3(b) and 10.4(b). In the event that a General Partner, other than a General Partner admitted pursuant to any of Section 4.4(b), Section 5.2(e), Section 6.2(b),
Section 6.10, Section 7.1(a) or Section 7.5, or Additional Limited Partner has a negative balance in its Capital Account following the liquidation of the Partnership or such Partner's Interest, after taking into account all Capital Account adjustments for the Partnership taxable year in which such liquidation occurs, such Partner shall pay to the Partnership in cash an amount equal to the negative balance in such Partner's Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

    (b) With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.3(b), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.4(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Regulation Section 1.704-1(b). This
Section 10.4(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.4(b) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investment Limited Partner.

    10.5 Special Provisions

    (a) Except as otherwise provided in this Agreement, all profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, tax credits and cash distributions shared by a class of Partners shall be shared by each Partner in such class in the ratio of such Partner's paid-in Capital Contribution to the paid-in Class Contribution of the class of Partners of which such Partner is a member.

    (b)  Notwithstanding the foregoing provisions of this Article X:

    (i) If (a) the Partnership incurs recourse obligations or Partner Non-Recourse Debt (including, without limitation, Subordinated Loans) or (b) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise (collectively "Recourse Obligations") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations (consisting of deductions other than cost recovery deductions) shall be allocated to the General Partners; and second, the balance of deductions (including all cost recovery deductions) shall be allocated as provided in Section 10.2(a). For purposes of this section, extraordinary events include casualty losses, losses resulting from liability to third parties for tortious injury, losses resulting from a breach of legal duty by the Partnership or by the General Partners, and losses resulting from other liabilities which are not incurred in the ordinary course of business. Nothing in this Section 10.5(b)(i) shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.

    (ii) If any Recourse Obligations shall be repaid from Cash Flow generated in respect of any Partnership taxable year, then the allocation of profits and losses under Section 10.2(a) for such year shall be adjusted as follows: first, the General Partners shall be allocated an amount of the gross income of the Partnership equal to the lesser of (i) the amount of items of Loss previously allocated to the General Partner under Section 10.5(b)(i) and not previously offset by allocations of Profits or items thereof, and (ii) the amount of the Excess Expenses repaid in such year.

    (iii) If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Apartment Complex and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.3(b) or Section 10.4, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each Partner based on Section 10.3(b) or Section 10.4 as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective Partners shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

    (iv) Income, gain, loss and deduction with respect to any asset which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for Federal income tax purposes shall be shared among the Partners so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

    (v) The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for federal income tax purposes shall be computed and allocated in the same manner as set forth in this
Article X, except as provided in Section 10.5(b)(iv).

    (vi) If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year, before any other allocation of Partnership items for such taxable year. A Partner shall not be subject to this mandatory allocation of income or gain to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(f)(2)-(5) applies. All allocations pursuant to this Section 10.5(b)(vi) shall be in accordance with Treasury Regulation Section 1.704-2(f). This provision is a "minimum gain chargeback" within the meaning of Treasury Regulation
Section 1.704-2(f) and shall be construed as such.

    (vii) If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(i)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) applies. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under
Section 704 of the Code.

    (viii) If a Limited Partner unexpectedly receives (a) an allocation of loss or deduction or expenditures described in
Section 705(a)(2)(B) of the Code made (1) pursuant to Section 704(e)(2) of the Code to a donee of an Interest, (2) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or
(3) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (b) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus
(ii) the amount of such Partner's obligation (actual or deemed), to restore a negative balance in such Partner's Capital Account plus (iii) such Partner's share of Partner Non-Recourse Debt Minimum Gain, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.5(b)(viii), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

    (ix) In the event that any fee payable to any General Partner or any Affiliate thereof shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner in the year(s) of payment an amount of gross income equal to the amount of such distribution in such year.

    (x) In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

    (1) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.

    (2) Capital Accounts shall be reduced by distributions of Cash Flow under Section 10.3(a).

    (3) Capital Accounts shall be reduced by distributions from Capital Transactions under Section 10.3(b).

    (4) Capital Accounts shall be increased by any minimum gain chargeback under Section 10.5(b)(vi) or Section 10.5(b)(vii).

    (5) Capital Accounts shall be increased by any qualified income offset under Section 10.5(b)(viii).

    (6) Capital Accounts shall be increased by allocations of profits under Section 10.2(a).

    (7) Capital Accounts shall be reduced by allocations of losses under Section 10.2(a).

    (8) Capital Accounts shall be reduced by allocations of losses under Section 10.2(b).

    (9) Capital Accounts shall be increased by allocations of profits under Section 10.2(b).

    (xi) To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amounts they would have reflected if adjustments required by Sections 10.5(b)(vi), 10.5(b)(vii) and 10.5(b)(viii) had not occurred.

    10.6 Authority of the General Partners to Vary Allocations to Preserve and Protect the Partners' Intent

    (a) It is the intent of the Partners that each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) shall be determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Agreement, the General Partners are hereby authorized and directed to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) arising in any year differently than otherwise provided for in this Agreement to the extent that allocating profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures or credits (or any item thereof) in the manner provided for herein would cause the determinations and allocations of each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures or credits (or any item thereof) not to be permitted by Section 704(b) of the Code. Any allocation made pursuant to this Section 10.6 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Partner shall be required.

    (b) In making any allocation (the "New Allocation") under Sec-tion 10.6(a), the General Partners are authorized to act only after having been advised in writing by the Tax Accountants or the Special Limited Partner that, under Section 704(b) of the Code, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Agreement necessary in order to assure that, either in the then-current year or in any preceding year, each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (or any item thereof) is determined and allocated in accordance with this Agreement to the fullest extent permitted by
Section 704(b) of the Code.

    (c) If the General Partners are required by Section 10.6(a) to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for herein, then the General Partners are authorized and directed, only after having been advised in writing by the Tax Accountants or the Special Limited Partner that such an allocation is permitted by Section 704(b) of the Code, to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and any item thereof) arising in later years in such manner so as to bring the allocations of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and each item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Agreement.

    (d) New Allocations made by the General Partners under Section 10.5(a) and Section 10.5(c) in reliance upon the advice of the Tax Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.


ARTICLE XI    Management Agent

    A. The General Partners shall engage the Management Agent to manage the Apartment Complex pursuant to the Management Agreement. The initial Management Agent shall be Calhoun Property Management, Inc. The Management Agent shall receive a Management Fee of those amounts payable from time to time by the Partnership to the Management Agent for management services in accordance with a management contract approved by each Agency (if such approval is required) or, when the Apartment Complex is not subject to Agency regulation, in accordance with a reasonable and competitive fee arrangement and in no event in excess of 5% of gross rental income from the Apartment Complex. From and after the Admission Date, the Partnership shall not enter into any Management Agreement or modify or extend any Management Agreement unless (i) the General Partners shall have obtained the prior written consent of the Special Limited Partner to the identity of the Management Agent and the terms of the Management Agreement or the modification or extension thereof and
(ii) such new Management Agreement or modified or extended Management Agreement provides that it is terminable by the Partnership on thirty (30) days' notice by the Partnership in the event of any change in the identity of the General Partners.

    B.   No duplicate property management fees shall be paid to any Person.

    C. If (i) the Management Agent is a General Partner or an Affiliate of a General Partner, and (a) the Apartment Complex shall be subject to a substantial building code violation which shall not have been cured within six months after notice from the applicable governmental agency or department or
(b) the Partnership shall not have Cash Flow of at least $1,750 during any year after 1997, or (ii) an Event of Bankruptcy shall occur with respect to the Management Agent, or (iii) the Management Agent shall commit willful misconduct or gross negligence in its conduct of its duties and obligations under the Management Agreement or (iv) there is any change in the identity of the General Partners, or (v) (subject to the last sentence of Article XI.C.) the Management Agent is cited by any Agency, including the Credit Agency or any other governmental agency, for a material violation or alleged material violation of any applicable rules, regulations or requirements, including, but not limited to, non-compliance with the Minimum Set-Aside Test, the Rent Restriction Test or any other Tax Credit-related provision, then, upon request by the Special Limited Partner and subject to Agency approval, if required, the General Partners must cause the Partnership to promptly terminate the Management Agreement with the Management Agent and appoint a new Management Agent selected by the Special Limited Partner, which new Management Agent shall not be an Affiliate of a General Partner. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effectuate the provisions of this Article XI.C. Subject to Agency approval, if required, the Partnership shall not enter into any future management arrangement or renew or extend any existing management arrangement unless such arrangement is terminable without penalty upon the occurrence of the events described in this
Article XI. Notwithstanding the foregoing, with respect to any material violation or alleged violation of clause (v) above, the General Partner shall be given a period of 60 days after notice of any violation to cure the event or condition cited by any such agency prior to any removal by the Special Limited Partner.

    D. The General Partners shall have the duty to manage the Apartment Complex during any period when there is no Management Agent.

    E. The Partnership shall pay to the Managing General Partner an annual non-cumulative Incentive Management Fee for its services in achieving high operating efficiency of the Apartment Complex (such Fee to be treated as a Partnership expense regardless of its treatment for Lender purposes), which fee for each fiscal year shall in an amount equal to $2,125 and payable only from and to the extent of Cash Flow after payment of all other obligations to the Partnership, including the Asset Management Fee.

ARTICLE XII   Books and Records, Accounting, Tax Elections, Etc.

    12.1 Books and Records

    The Partnership shall maintain all books and records which are required under the Louisiana Civil Code by any governmental agency having jurisdiction and may maintain such other books and records as the General Partners in their discretion deem advisable. Every Limited Partner, or its duly authorized representatives, shall at all times have access to the records of the Partnership at the principal office of the Partnership at any and all reasonable times, and may inspect and copy any of such records. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

    12.2 Bank Accounts

    The bank accounts of the Partnership shall be maintained in the Partnership's name with such financial institutions as the Fiscal Partner shall determine; provided, however, that no such account may be held in a bank which is an Affiliate of any General Partner unless the prior written consent of the Special Limited Partner shall have been received thereto. Withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Fiscal Partner may determine. All deposits (including security deposits and other funds required to be escrowed by the Lenders) and other funds not needed in the operation of the business shall be deposited, if required by applicable law and to the extent permitted by applicable Agency or Mortgage requirements, in interest-bearing accounts or invested in United States Government obligations maturing within one year.

    12.3 Auditors

    (a) The Auditors shall prepare, for execution by the General Partners, all tax returns of the Partnership. Prior to the filing of the Partnership tax returns, and in no event later than February 1 of each year, the Auditors shall deliver the tax returns for such year to the Tax Accountants for their review and comment. If a dispute arises between the Auditors and the Tax Accountants over the proper preparation of the tax returns and such dispute cannot be resolved by the Auditors and the Tax Accountants by March 1 of such year, then the Tax Accountants shall make the final decision on whether any changes are necessary. The Partnership shall reimburse BCCLP for all costs and expenses paid to the Tax Accountants for the aforementioned services.

    (b) The Auditors shall audit and certify all annual financial reports to the Partners in accordance with generally accepted auditing standards.

    (c)  If the Partnership fails to fulfill any of its obligations under
Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein, at any time thereafter upon notice from the Special Limited Partner that a change in the identity of the Auditors is desired, the Fiscal Partner, on behalf of the Partnership, shall promptly terminate the Partnership's engagement of the Auditors, and the prior written consent of the Special Limited Partner must be received to the appointment of replacement Auditors. If no such consent is received to the appointment of replacement Auditors within thirty (30) days of the notice from the Special Limited Partner to replace the Auditors, then the Special Limited Partner shall appoint replacement Auditors of its own choosing, the cost of which shall be borne by the Partnership as a Partnership expense. All Partners hereby grant to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law, coupled with an interest, to so appoint replacement Auditors and to do anything else which in the view of the Special Limited Partner may be necessary or appropriate to accomplish the purposes of this
Section 12.3(c).

    12.4 Cost Recovery and Elections

    (a) With respect to all depreciable assets for which cost recovery deductions are permitted, the Partnership shall elect to use, so far as permitted by the provisions of the Code, accelerated cost recovery methods. However, the Partnership may change to another method of cost recovery if such other method is, in the opinion of the Auditors, more advantageous to the Investment Limited Partner and the limited partners thereof.

    (b) Subject to the provisions of Section 12.5, all other elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as will, in the opinion of the Auditors, be most advantageous to the Investment Limited Partner and the limited partners thereof.

    12.5 Special Basis Adjustments

    In the event of a transfer of all or any part of the Interest of the Investment Limited Partner or a transfer of all or any part of an interest of a partner of the Investment Limited Partner, the Partnership shall elect, upon the request of the Investment Limited Partner, pursuant to Section 754 of the Code, to adjust the basis of the Partnership property. Any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner or partner thereof. Each Partner will furnish the Partnership all information necessary to give effect to such election.

    12.6 Fiscal Year

    The fiscal and tax year of the Partnership shall be the calendar year. The books of the Partnership shall be kept on an accrual basis.

    12.7 Information to Partners

    (a) The Fiscal Partner shall cause to be prepared and distributed to all Persons who were Partners at any time during a fiscal year of the Partnership:

    (i) Within forty-five (45) days after the end of each fiscal year of the Partnership, (A) a balance sheet as of the end of such fiscal year, a statement of income, a statement of partners' equity, and a statement of cash flows, each for the year then ended, all of which, except the statement of cash flows, shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Auditors containing an opinion of the Auditors, and (B) a report of the activities of the Partnership during the period covered by the report. With respect to any distribution to the Investment Limited Partner, the report called for shall separately identify distributions from (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves,
(3) proceeds from disposition of property and investments, (4) lease payments on net leases with builders and sellers, (5) reserves from the gross proceeds of the Capital Contribution of the Investment Limited Partner, (6) borrowed monies, and (7) transactions outside of the ordinary course of business with a description thereof.

    (ii) Within thirty (30) days after the end of each fiscal year of the Partnership, all information relating to the Partnership and/or the Apartment Complex which is necessary, in the view of the Tax Accountants, for the preparation of the Limited Partners' Federal income tax returns together with a draft of the Partnership's Federal income tax return and, promptly following the filing thereof with the Service, a final copy of such return as filed.

    (iii) Within thirty (30) days after the end of each quarter of a fiscal year of the Partnership, a report containing:

    (A)  a balance sheet, which may be unaudited;

    (B) a statement of income and expenses for the quarter then ended, which may be unaudited, in the form specified by BCCLP;

    (C) a statement of cash flows for the quarter then ended, which may be unaudited;

    (D) a certification of the Fiscal Partner that the Apartment Complex and its tenants are in compliance with all applicable federal, state and local requirements and regulations;

    (E) a low-income housing tax credit monitoring form and an Occupancy/Rental Report, all in the form specified by BCCLP;

    (F)  a copy of the rent roll for the Apartment Complex; and

    (G) all other information which would be pertinent to a reasonable investor regarding the Partnership and its activities during the quarter covered by the report.

    (iv) Within forty five (45) days after the end of each fiscal year of the Partnership a copy of the annual report or Form(s) 8609 to be filed with the United States Department of the Treasury concerning the status of the Apartment Complex as low-income housing and any reports filed in connection with the compliance monitoring conducted by the Credit Agency.

    (b) Upon the written request of the Investment Limited Partner for further information with respect to any matter covered in item (a) above, the General Partners shall furnish such information within thirty (30) days of receipt of such request.

    (c) Within ninety (90) days after the end of each fiscal year of the Partnership, the Fiscal Partner shall provide to the Limited Partners:

    (i) a certification from the Fiscal Partner that (A) all Construction and/or Permanent Mortgage payments and taxes and insurance with respect to the Apartment Complex are current as of the date of the year-end report, (B) there is no default under the Project Documents or this Agreement, or if there is any such default, a detailed description thereof, and (C) there is no building, health or fire code violation or similar violation of a governmental law, ordinance or regulation against the Apartment Complex or, if there is any such violation, a detailed description thereof; and

    (ii) a descriptive statement of all transactions during the fiscal year between the Partnership and General Partners or any Affiliate thereof, including the nature of the transaction and the payments involved.

    (d) Within fifteen (15) days after the end of any calendar quarter during which:

    (i) there is a material default by the Partnership under any Project Document or in the payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

    (ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

    (iii) any General Partner has received any notice of a material fact which may substantially affect further distributions or Tax Credit allocations to any Limited Partner, or

    (iv) any Partner has pledged or collateralized its Interest in the Partnership,

the Fiscal Partner shall send the Investment Limited Partner a detailed report of such event.

    (e) After the Admission Date, the Partnership shall send to the Investment Limited Partner, on or before the tenth day of each month, the monthly housing credit monitoring form in a form prescribed by BCCLP, as well as copies of all applicable periodic reports covering the status of project operations from the previous period, as may be required by the Credit Agency or any other Agency.

    (f) On or before ninety (90) days after the expiration of each fiscal year of the Fiscal Partner, such Fiscal Partner shall send to the Investment Limited Partner copies of the balance sheet and income statement of such Fiscal Partner for such fiscal year, which financial statements shall be reviewed by an independent certified public accountant.

    (g) The Fiscal Partner shall cause the Partnership to send to the Investment Limited Partner a copy of each Construction Mortgage draw requisition and any notification or correspondence from the Construction Lender indicating that any such draw will not be paid as requisitioned. Upon receipt, the Partnership shall send to the Investment Limited Partner copies of all documents evidencing any "carryover allocation" pursuant to Section 42(h)(1)(E) of the Code and the Form(s) 8609 evidencing the Tax Credit allocation. Promptly after Permanent Mortgage Commencement, the Fiscal Partner shall send to BCCLP a closing binder containing photocopies of the fully-executed versions of all documents signed in connection with the Permanent Mortgage. The General Partners hereby consent to any Agency's providing BCCLP with copies of all material communications between any such office and the General Partners and/or the Partnership, including, but not limited to, any notices of default. From and after any date upon which the Fiscal Partner receive notice from the Investment Limited Partner that the Investment Limited Partner would like copies of the monthly rent rolls for the Apartment Complex to be sent to BCCLP, the Fiscal Partner shall send copies of the rent rolls to BCCLP no later than ten (10) days after the expiration of each month.

    (h) If either (A) the Completion Date or (B) the date upon which tenants first occupied apartment units in the Apartment Complex shall have occurred six months or more prior to the date upon which the Investment Limited Partner acquired its Interest in the Partnership, then the Fiscal Partner shall cause to be prepared and delivered to the Investment Limited Partner within sixty (60) days of the Admission Date the following items:

    (i) An unaudited statement of income of the Partnership for the year (or such shorter period as there may be from the date of the most recent audited statement of income of the Partnership) ended on the date upon which the Investment Limited Partner acquired its Interest in the Partnership; and

    (ii) An audited statement of income of the Partnership for any fiscal year of the Partnership ending between (A) the earlier of (1) the Completion Date or (2) the date upon which tenants first occupied apartment units in the Apartment Complex [after the rehabilitation of such units] and (B) the date upon which the Investment Limited Partner acquired its Interest in the Partnership.

    (i) Within thirty (30) days of the Completion Date, the Fiscal Partner shall prepare, or cause the Auditors to prepare, and deliver to each Limited Partner a Tax Credit basis worksheet for each building in the Apartment Complex, all in a form specified by BCCLP.

    (j) Prior to October 15 of each year, the Partnership shall send to the Investment Limited Partner an estimate of the Investment Limited Partner's share of the tax credits, profits and losses of the Partnership for Federal income tax purposes for the current fiscal year. Such estimate shall be prepared by the General Partners and the Auditors and shall be in the form specified by BCCLP.

    (k) On or before January 31st of each Partnership fiscal year, the Partnership shall send to the Investment Limited Partner copies of the complete insurance policies satisfactory to the Investment Limited Partner so that the Investment Limited Partner will be able to determine that insurance policies required to be maintained on the Apartment Complex pursuant to
Section 6.5(c) are in force, accompanied by a certificate of the General Partners stating that such insurance policies satisfy the requirements of
Section 6.5(c).

    (l) If the Fiscal Partner does not cause the Partnership to fulfill his obligations under Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein, the Fiscal Partner shall pay as damages the sum of $100 per day to the Investment Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the Fiscal Partner, and failure to so pay shall constitute a material default of the General Partners hereunder. In addition, if the Fiscal Partner shall fail so to pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the Partnership Management Fee and to the payment of any Cash Flow or Capital Transaction proceeds to which they may otherwise be entitled hereunder. Such payments of the Partnership Management Fee, Cash Flow and Capital Transaction proceeds shall be restored only upon the payment of such damages in full, and any amount of such damages not so paid shall be deducted against payments of the Partnership Management Fee, Cash Flow and Capital Transaction proceeds otherwise due to the General Partners or their Affiliates.

    12.8 Expenses of the Partnership

    All expenses of the Partnership shall be billed directly to and paid by the Partnership.


ARTICLE XIII   General Provisions

    13.1 Restrictions by Reason of Section 708 of the Code

    No Disposition may be made if the Interest sought to be Disposed of, when added to the total of all other Interests Disposed of within the period of twelve consecutive months prior to the proposed date of the Disposition, could, in the opinion of tax counsel to the Partnership, result in the termination of the Partnership under Section 708 of the Code. This
Section 13.1 shall have no application to any required repurchase of the Investment Limited Partner's Interest. Any Disposition in contravention of any of the provisions of this Section 13.1 shall be void ab initio and ineffectual and shall not bind or be recognized by the Partnership. Notwithstanding the foregoing provisions of this Section 13.1, however, the Investment Limited Partner may waive the provisions of this Section 13.1 at any time as to a Disposition or series of Dispositions, and in the event of such a waiver, this
Section 13.1 shall have no force or effect upon such Disposition or series of Dispositions.

    13.2 Amendments to Certificate

    Within one hundred twenty (120) days after the end of any Partnership fiscal year in which the Investment Limited Partner shall have received any distributions under Article X, the General Partners shall file an amendment to the Certificate reducing by the amount of its allocable share of such distribution the amount of Capital Contribution of the Investment Limited Partner as stated in the last previous amendment to the Certificate. However, Schedule A shall not be amended on account of any such distribution. The Partnership shall amend the Certificate as necessary to effect the substitution of substituted Limited Partners.

    Notwithstanding the foregoing provisions of this Section 13.2, no such amendments to the Certificate need be filed by the General Partners if the Certificate is not required to and does not identify the Limited Partners or their Capital Contributions in such capacity.

    13.3 Notices

    Any notice called for under this Agreement shall be in writing and shall be deemed adequately given if actually delivered or if sent by registered or certified mail, postage prepaid, to the party for whom such notice is intended at such party's last address of record on the Partnership books.

    13.4 Word Meanings

    The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, and each gender (masculine, feminine and neuter) shall include the other genders, unless the context requires otherwise. Each reference to a "Section" or an "Article" refers to the corresponding Section or Article of this Agreement, unless specified otherwise. References to Treasury Regulations (permanent or temporary) or Revenue Procedures shall include any successor provisions.

    13.5 Binding Effect

    The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

    13.6 Applicable Law

    This Agreement shall be construed and enforced in accordance with the laws of the State.

    13.7 Counterparts

    This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

    13.8 Financing Regulations

    So long as any of the Project Documents are in effect, (a) each of the provisions of this Agreement shall be subject to, and the General Partners covenant to act in accordance with, the Project Documents; (b) the Project Documents shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns to the extent expressly provided therein; (c) upon any dissolution of the Partnership or any transfer of the Apartment Complex, no title or right to the possession and control of the Apartment Complex and no right to collect the rent therefrom shall pass to any Person who is not, or does not become, bound by the Project Documents in a manner satisfactory to each Agency; (d) no amendment to any provision of the Project Documents shall become effective without the prior written consent of each Agency (if required); and (e) the affairs of the Partnership shall be subject to Agency regulation, and no action shall be taken which would require the consent or approval of any Agency unless the prior consent or approval of such Agency shall have been obtained. No new Partner shall be admitted to the Partnership, and no Partner shall withdraw from the Partnership or be substituted for without the consent of each Agency (if such consent is then required). No amendment to this Agreement relating to matters governed by Agency regulations or requirements shall become effective until the prior written consent of each Agency (if required) to such amendment shall have been obtained.

    Any conveyance or transfer of title to all or any portion of the Apartment Complex required or permitted under this Agreement shall in all respects be subject to all conditions, approvals and other requirements of Agency rules and regulations applicable thereto.

    13.9 Separability of Provisions

    Each provision of this Agreement shall be considered separable and
(a) if for any reason any provision is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and (b) if for any reason any provision would cause the Investment Limited Partner to be bound by the obligations of the Partnership (other than the rules and regulations of an Agency and the requirements of any Lender), such provision or provisions shall be deemed void and of no effect.

    13.10     Paragraph Titles

    All article and section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any article or section.

    13.11     Amendment Procedure

    This Agreement may be amended by the General Partners only with the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner.

    13.12     Extraordinary Limited Partner Expenses

    Any and all costs and expenses incurred by the Investment Limited
Partner and/or the Special Limited Partner in connection with exercising rights and remedies against the General Partners with respect to this Agreement, including without limitation, reasonable attorneys' fees, shall be paid by the General Partners on demand. All amounts due to the Investment Limited Partner and/or the Special Limited Partner pursuant to this provision shall bear interest from demand at a rate of 9%.

    If any General Partner breaches any provision of this Agreement, the Investment Limited Partner and/or the Special Limited Partner may employ an attorney or attorneys to protect its rights hereunder, and the General Partners shall pay on demand the reasonable attorneys' fees and expenses incurred by the Investment Limited Partner and/or the Special Limited Partner, whether or not a legal action is actually commenced against any General Partner by reason of such breach. All amounts due to the Investment Limited Partner and/or the Special Limited Partner pursuant to this provision shall bear interest from demand at a rate equal to 9%.

    13.13     Time of Admission

    The Investment Limited Partner shall be deemed to have been admitted to the Partnership as of the Commencement Date for all purposes of this Agreement, including Article X; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Investment Limited Partner be deemed admitted on a date other than as of the Commencement Date, then the Fiscal Partner General Partners shall select a permitted admission date which is most favorable to the Investment Limited Partner.



    WITNESS the execution hereof under seal as of the 1st day of February, 1997.

MANAGING GENERAL               COMMUNITY SUPPORT PROGRAMS, INC.
PARTNER:


                                By:    /s/ _______________________________
                                    Its:    President


FISCAL PARTNER:                   ___/s/ M. Riemer Calhoun, Jr._____
                                   M. RIEMER CALHOUN, JR.


WITHDRAWING ORIGINAL              T.F. MANAGEMENT, INC.
LIMITED PARTNER:


                                  By:  ___/s/ M. Riemer Calhoun, Jr.
                                          M. Riemer Calhoun, Jr.
                                       Its: President

INVESTMENT LIMITED
PARTNER:                         BOSTON CAPITAL
                                    TAX CREDIT FUND IV, L.P.
                                  a Delaware limited partnership

                                       By:  Boston Capital Associates IV, L.P.,
                                            its general partner

                                            By:  C&M Associates d/b/a Boston
                                                      Capital Associates, its
general
                                           partner


                                                      ___/s/ Bonnie Kate
Fox__________
                                                 By:  Bonnie Kate Fox,
Attorney-In-
                                             Fact     for John P. Manning, its
                                             general partner


SPECIAL LIMITED PARTNER:               BCTC 94, INC.

                                       ___/s/ Bonnie Kate Fox______
                                       By:  Bonnie Kate Fox, Attorney-In-Fact
                                            for John P. Manning, its President




CONSENT AND AGREEMENT

    The undersigned hereby executes this Agreement for the sole purpose of agreeing to the provisions of Article XI of the foregoing Second Amended and Restated Articles of Partnership In Commendam notwithstanding any provision of the Management Agreement to the contrary.


         Management Agent:

         CALHOUN PROPERTY
         MANAGEMENT, Inc.

         __/s/ M. Riemer Calhoun, Jr.
         By:  M. Riemer Calhoun, Jr.
         Its: President






STATE OF ______________________   )
    ) SS.
COUNTY OF ___________________     )

    BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named M. Riemer Calhoun, Jr., known to me to be the person who executed the foregoing instrument, and, being duly sworn, acknowledged that the statements therein are true and that he did sign the same as his free act and deed.

    WITNESS my hand and official seal this _________ day of _______________, 1997.


__________________________________
Notary Public


__________________________________
Name (Printed)

My Commission Expires: ____________

My County of Residence: ___________



STATE OF ______________________   )
    ) SS.
COUNTY OF ___________________     )

    BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named ______________, known to me to be the _________ of Community Support Programs, Inc., who, being duly sworn, acknowledged that the statements therein are true and that [he] did sign the foregoing instrument as [his] free act and deed and that the same is the duly authorized free act and deed of Community Support Programs, Inc..

    WITNESS my hand and official seal this ___________ day of _____, 1997.


__________________________________
Notary Public


__________________________________
Name (Printed)

My Commission Expires: ____________

My County of Residence: ___________



STATE OF ______________________   )
    ) SS.
COUNTY OF ___________________     )

    BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named M. Riemer Calhoun, Jr., known to me to be the President of T.F. Management, Inc., who being duly sworn, acknowledged that the statements therein are true and that he did sign the foregoing instrument as his free act and deed and that the same is the duly authorized free act and deed of T.F. Management, Inc..

    WITNESS my hand and official seal this _________ day of _______________, 1997.


__________________________________
Notary Public


__________________________________
Name (Printed)

My Commission Expires: ____________

My County of Residence: ___________



STATE OF ______________________   )
    ) SS.
COUNTY OF ___________________     )

    BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named M. Riemer Calhoun, Jr., known to me to be the President of Calhoun Property Management, Inc., who, being duly sworn, acknowledged that the statements therein are true and that he did sign the foregoing instrument as his free act and deed and that the same is the duly authorized free act and deed of Calhoun Property Management, Inc..

    WITNESS my hand and official seal this ___________ day of ______________, 1997.


__________________________________
Notary Public


__________________________________
Name (Printed)

My Commission Expires: ____________

My County of Residence: ___________


COMMONWEALTH OF MASSACHUSETTS     )
    ) SS.
COUNTY OF SUFFOLK  )

    BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named Bonnie Kate Fox, known to me to be (i) the attorney-in-fact for John P. Manning, the President of Boston Capital Associates, which is the general partner of Boston Capital Associates IV, L.P., which is the general partner of Boston Capital Tax Credit Fund IV, L.P., who, being duly sworn, acknowledged that she did sign the foregoing instrument, that the statements therein contained are true and that the same is her free act and deed and the duly authorized free act and deed of said John P. Manning and Boston Capital Tax Credit Fund IV, L.P.

    WITNESS my hand and official seal this ________ day of ______________, 199__.


__________________________________
Notary Public

__________________________________
Name (Printed)

My Commission Expires: ____________

My County of Residence: ___________



COMMONWEALTH OF MASSACHUSETTS     )
    ) SS.
COUNTY OF SUFFOLK  )

    BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named Bonnie Kate Fox, known to me to be the attorney-in-fact for John P. Manning, the President of BCTC 94, Inc., who, being duly sworn, acknowledged that she did sign the foregoing instrument, that the statements therein contained are true and that the same is her free act and deed and the duly authorized free act and deed of John P. Manning and BCTC 94, Inc..

    WITNESS my hand and seal this _____ day of ______________, 199_.


__________________________________
Notary Public

__________________________________
Name (Printed)

My Commission Expires: ____________

My County of Residence: ___________



BROOKHAVEN APARTMENTS PARTNERSHIP,
A LOUISIANA PARTNERSHIP IN COMMENDAM

SCHEDULE A

As of February 1, 1997

General Partners                                     Capital Contribution

Community Support Programs,Inc.
3811 Gilbert Avenue
Shreveport, Louisiana 71104                                $50.00

M. Riemer Calhoun, Jr.
907 Polk Street
P.O. Drawer 799
Mansfield, Louisiana 71052                                      $50.00


Special Limited Partner                             Capital Contribution

BCTC 94, Inc.
One Boston Place
Boston, MA 02108-4406                                           $10.00


                             Total Agreed-to         Paid-In
                             Capital Contribution   Capital Contribution*


Boston Capital
Tax Credit Fund IV, L.P. (Series 26)
c/o Boston Capital Partners, Inc.
One Boston Place
Boston, Massachusetts 02108-4406    $761,008         $418,554


    *Paid-in Capital Contribution as of the date of this Schedule A. Future Installments of Capital Contribution are subject to adjustment and are due at the times and subject to the conditions set forth in the Agreement to which this Schedule is attached.